UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Ingredion Incorporated
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Notice of 2024 Annual Meeting and Proxy Statement

May 15, 2024	Virtual Annual Meeting Site:
9:00 a.m., Central Daylight Time	www.virtualshareholdermeeting.com/INGR2024

Letter from our President and CEO

5 Westbrook Corporate Center Westchester, Illinois 60154

April 3, 2024

Dear Fellow Stockholders:

It is my pleasure to invite you to Ingredion Incorporated’s 2024 Annual Meeting of Stockholders on Wednesday,
May 15, 2024, at 9:00 a.m., Central Daylight Time. The annual meeting will be conducted exclusively via the
Internet and can be accessed by visiting www.virtualshareholdermeeting.com/INGR2024, where you will be able to listen to the virtual annual meeting live, submit questions, and vote online.

This year’s stockholders Q&A session will include questions submitted both live at the virtual meeting and in advance. You may submit a question in advance of the annual meeting at www.proxyvote.com after logging in with the control number found next to the label for postal mail recipients or within the body of the e-mail sending you the proxy statement. Shortly after the annual meeting, we will post the questions submitted in accordance with the meeting rules of conduct and procedures and the associated answers on our Investor Relations website
(https://ir.ingredionincorporated.com/events-and-presentations). Similar questions on the same topic may be answered as a group.

As in previous years, we will furnish proxy materials to our stockholders primarily through the Internet. On April 3,
2024, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials. This notice contains instructions on how to access our proxy statement and 2023 Annual Report to Stockholders and how to submit your proxy or voting instructions online. The proxy statement contains instructions on how you can request a paper or e-mail copy of the proxy statement and annual report, if you received only a notice by mail, and how you can elect to receive your proxy statement and annual report by e-mail, if you received them by mail.
Stockholders who have previously elected delivery of our proxy materials electronically will receive an e-mail with instructions on how to access these materials electronically. Stockholders who have previously elected to receive a paper copy of our proxy materials will receive a full paper set of these materials by mail.

Your vote is important, whether or not you plan to attend the annual meeting, and we encourage you to vote promptly. You may submit your proxy or voting instructions on the Internet or via a toll-free telephone number.
Alternatively, if you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided. Instructions regarding all three methods of submitting your proxy or voting instructions are contained in the accompanying proxy statement and the proxy card. If you hold your shares through a bank, broker, or other holder of record, you may submit your voting instructions in accordance with your voting instruction form or notice provided by the record holder.

Thank you for your support and continued interest in Ingredion.

Sincerely,

James P. Zallie President and Chief Executive Officer

INGREDION INCORPORATED	2024 PROXY STATEMENT

Ingredion Incorporated 5 Westbrook Corporate Center Westchester, IL 60154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders of Ingredion Incorporated (the “Company”) to be held on Wednesday, May 15, 2024, at 9:00 a.m., Central Daylight Time, and conducted exclusively via the Internet. The meeting may be accessed by visiting www.virtualshareholdermeeting.com/INGR2024, where you will be able to listen to the virtual annual meeting live, submit questions, and vote online.

The annual meeting will be held for the following purposes:

•	to elect to the Board of Directors the 11 nominees who are named in the accompanying proxy statement, each to serve as directors for a term of one year;

•	to approve, by advisory vote, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;

•	to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024;

•	to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers; and

•	to transact other business, if any, that is properly brought before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 18, 2024, which is the record date for the annual meeting, will be entitled to vote at the meeting and at any adjournment or postponement of the meeting.

A list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the Company’s offices at 5 Westbrook Corporate Center, Westchester, Illinois 60154. In addition, the list will be available to any stockholder during the annual meeting on the meeting website set forth above using the 16-digit control number provided on your proxy card, voting instruction form, or notice of availability of the proxy materials.

The proxy statement, our annual report to stockholders, and the proxy are first being made available to stockholders on or about April 3, 2024.

Your vote is important. Please ensure that your vote will be counted by submitting your proxy or voting instructions on the Internet or by using the toll-free telephone number, as described in the accompanying materials. Alternatively, if you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided. If you hold your shares through a bank, broker, or other holder of record, you may submit your voting instructions in accordance with your voting instruction form or notice provided by the record holder.

By order of the Board of Directors,

Tanya Jaeger de Foras

Senior Vice President, Chief Legal Officer,

Corporate Secretary, and Chief Compliance Officer

April 3, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON WEDNESDAY, MAY 15, 2024

The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

Only stockholders who owned Ingredion common stock as of the close of business on March 18, 2024, which is the record date for the 2024 annual meeting, will be entitled to attend the meeting.

ATTENDING THE 2024 ANNUAL MEETING VIA THE INTERNET

The annual meeting will be held exclusively via the Internet without an option to attend in person. You will be able to access the meeting at www.virtualshareholdermeeting.com/INGR2024 using a 16-digit control number.

•	If you received a notice of availability of the proxy materials in the mail, your 16-digit control number was included as part of your notice.

•

If your Ingredion shares are registered in your name and you received an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website, your 16-digit control number was included as part of your e-mail notification.

•	If your Ingredion shares are registered in your name and you received proxy materials by mail, your 16-digit control number was included as part of your proxy card.

•

If your Ingredion shares are held by a bank, broker, or other holder of record, your 16-digit control number was included as part of the voting instruction form provided by your bank, broker, or other holder of record. If you did not receive a voting instruction form with this control number, please contact your holder of record.

We encourage you to access the virtual annual meeting before the start time of 9:00 a.m., Central Daylight Time, on Wednesday, May 15, 2024. Please allow ample time for online check-in, which will begin at 8:45 a.m., Central Daylight Time, on May 15, 2024. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting log-in page.

If you do not have a 16-digit control number, you may still attend the virtual annual meeting as a guest in listen-only mode. To attend as a guest, please visit www.virtualshareholdermeeting.com/INGR2024 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to vote or ask questions during the meeting if you participate as a guest.

For additional information about the annual meeting, see “Questions and Answers About this Proxy Statement and Our 2024 Annual Meeting.”

VOTING ROADMAP

Proposal	1	Election of Directors	Our Board recommends a vote FOR each director nominee

The Board of Directors and the Corporate Governance and Nominating Committee believe that the 11 director nominees possess the necessary qualifications and experience to effectively oversee our management, business, and long-term interests of our stockholders.

			See page 1 for further information

Proposal	2	Advisory Vote on Compensation of Our Named Executive Officers	Our Board recommends a vote FOR this proposal

The Company seeks a non-binding advisory vote to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis beginning on page 23 and the compensation tables and related narrative disclosures beginning on page 39.

			See page 55 for further information

Proposal	3	Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm	Our Board recommends a vote FOR this proposal

The Board of Directors and the Audit Committee believe that the retention of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of KPMG LLP.

			See page 58 for further information

Proposal	4	Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers	Our Board recommends a vote FOR this proposal

The Board of Directors and the Corporate Governance and Nominating Committee believe that providing for officer exculpation as permitted under Delaware law will assist it to attract and retain qualified and experienced officers.

			See page 59 for further information

QUESTIONS AND ANSWERS: Please see “Questions and Answers About this Proxy Statement and Our 2024 Annual Meeting” beginning on page 61 for important information about the proxy materials, voting, the 2024 Annual Meeting of Stockholders, and the deadlines to submit stockholder proposals and director nominees for the 2025 Annual Meeting of Stockholders.

INGREDION INCORPORATED	2024 PROXY STATEMENT i

Proposal 1. Election of Directors

PROXY STATEMENT	Ingredion Incorporated 5 Westbrook Corporate Center Westchester, Illinois 60154

In this proxy statement we refer to Ingredion Incorporated as “Ingredion,” the “Company,” “we,” or “us.”

Proposal 1. Election of Directors

In this Proposal 1, the Board of Directors is asking stockholders to elect to the Board of Directors the 11 director nominees who are named in this proxy statement.

The Board of Directors unanimously recommends that you vote FOR the nominees for election as directors

Directors Nominated for Election at the Annual Meeting

The terms of all of our 11 incumbent directors will expire at the 2024 annual meeting. All of our current board members serving as of the date of this proxy statement have been nominated for re-election as directors. If elected, each nominee will hold office for a one-year term expiring at our 2025 annual meeting. Each director who is elected by our stockholders will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation, or removal.

All of the nominees for election, who are listed below, have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees ceases to be a candidate for election at the annual meeting, the proxies will be voted for substitute nominees designated by the board unless the board chooses to reduce the number of authorized directors or to leave the vacancy unfilled.

The information in the table below and in the following director biographies is presented as of March 18, 2024.

	Age	Director Since	Committee Membership
Name and Primary Occupation			AC	PCCC	CGNC

David B. Fischer | Independent Director

Former Chief Executive Officer of Greif, Inc.	61	2013

Rhonda L. Jordan | Independent Director

Former President, Global Health & Wellness, and Sustainability of Kraft Foods Inc.	66	2013

Gregory B. Kenny | Independent Director, Chair

Former President and Chief Executive Officer of General Cable Corporation	71	2005

Charles V. Magro | Independent Director

Chief Executive Officer of Corteva Agriscience	54	2022

Victoria J. Reich | Independent Director

Former Senior Vice President and Chief Financial Officer of Essendant Inc.	66	2013

Catherine A. Suever | Independent Director

Former Executive Vice President – Finance and Administration and Chief Financial Officer of Parker-Hannifin Corporation	65	2021

Stephan B. Tanda | Independent Director

President and Chief Executive Officer of AptarGroup, Inc.	58	2019

Jorge A. Uribe | Independent Director

Former Global Productivity and Organization Transformation Officer of The Procter & Gamble Company	67	2015

Patricia Verduin | Independent Director

Former Chief Technology Officer, Global Technology for Colgate-Palmolive Company	64	2023

Dwayne A. Wilson | Independent Director

Former Senior Vice President of Fluor Corporation	65	2010

James P. Zallie

President and Chief Executive Officer of the Company	62	2017

AC – Audit Committee • PCCC – People, Culture, and Compensation Committee • CGNC – Corporate Governance and Nominating Committee

 Chair     Member

INGREDION INCORPORATED	2024 PROXY STATEMENT 1

Proposal 1. Election of Directors

DIRECTOR NOMINEE BIOGRAPHIES

David B. Fischer Age: 61 Director since: May 2013 Committees: People, Culture, and Compensation Former Chief Executive Officer of Greif, Inc.	Rhonda L. Jordan Age: 66 Director since: November 2013 Committees: People, Culture, and Compensation, Chair Former President, Global Health & Wellness, and Sustainability of Kraft Foods Inc.

Mr. Fischer served as Chief Executive Officer and a director of Greif, Inc. from November 2011 to October 2015, and as President of Greif, Inc. from October 2007 to October 2015. Greif, Inc. is a manufacturer and provider of industrial packaging and services for a wide range of industries. Mr. Fischer serves as a director of Balchem Corporation, a publicly traded manufacturer of performance ingredients and products for the food, nutritional, feed, pharmaceutical and medical sterilization industries, and DoMedia Inc., a privately held technology company that operates a market for out-of-home advertising sales.

Mr. Fischer is also chairman of the board and co-founder of 10x Engineered Materials LLC, a privately held materials science-based company that manufactures high tech industrial abrasives. He also is the chairman of the board of Flexible Products and Services, a joint venture between Greif, Inc. and National Scientific Company Limited. Mr. Fischer also serves as a board member of Partners for Care, a U.S.-based not-for- profit organization focused on water, health, and nutrition in developing countries.

Ms. Jordan served from September 2009 to March 2012 as President, Global Health & Wellness, and Sustainability of Kraft Foods Inc., one of the largest consumer packaged food and beverage companies in North America and one of the largest worldwide among publicly traded consumer packaged food and beverage companies. Prior to being named President, Health & Wellness, she held positions as President of Kraft’s Cheese and Dairy business unit and its Grocery business unit. Ms. Jordan serves as a director of ESAB Corporation, a NYSE-listed global manufacturing and engineering company that provides fabrication technology products and services. Ms. Jordan is also lead director of Bush Brothers & Company, a privately held branded vegetable processor, and I and Love and You, a privately held branded manufacturer of grain-free food and healthy chews and treats for pets.

Qualifications

The qualifications and experiences the board considered in determining that Mr. Fischer should serve as a director of the Company include his service as the Chief Executive Officer of a public company, his operating and manufacturing, sales and marketing and general management experience, including responsibility for international operations while based in the U.S. and in Switzerland, his service on the board of a public company in addition to Ingredion, including his service as a member of its compensation committee, and his current and prior service on the boards of privately held companies and not-for-profit organizations.

Qualifications

The qualifications and experiences the board considered in determining that Ms. Jordan should serve as a director of the Company include her 25 years of operating, general management and marketing experience within a large, publicly held, global corporation, her service as a director, chair of the compensation committee and a member of the nominating and corporate governance committee of another public company, and her current and prior service on the boards of privately held companies. In addition, our board has determined that Ms. Jordan qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K.

2 INGREDION INCORPORATED	2024 PROXY STATEMENT

Proposal 1. Election of Directors

Gregory B. Kenny Age: 71 Director since: March 2005 Committees: Corporate Governance and Nominating, Chair Former President and Chief Executive Officer of General Cable Corporation	Charles V. Magro Age: 54 Director since: May 2022 Committees: People, Culture, and Compensation Chief Executive Officer of Corteva Agriscience

Mr. Kenny served as President and Chief Executive Officer of General Cable Corporation from August 2001 to June 2015. General Cable Corporation, now part of Prysmian Cables & Systems, is a manufacturer of aluminum, copper and fiber-optic wire and cable products. Mr. Kenny is the non-executive Chairman of Cardinal Health, Inc., a NYSE-listed, Fortune 15 company that improves the cost-effectiveness of healthcare. Previously, Mr. Kenny served as a director of AK Steel Holding Corporation, a formerly NYSE-listed integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly owned subsidiary, AK Steel Corporation, and as a director of the Cincinnati Branch of the Federal Reserve Bank of Cleveland, IDEX Corporation, Xtek Inc. (an employee-owned company) and numerous professional and not-for-profit organizations.

Mr. Magro currently serves as the Chief Executive Officer and a director of Corteva Agriscience, a NYSE-listed global agriculture company that provides farmers around the world with a balanced and diverse mix of seed, crop protection and digital solutions focused on maximizing productivity to enhance yield and profitability. He has served in this position since November 2021. Prior to assuming his current role, Mr. Magro served as a self-employed consultant from April 2021 to November 2021. From January 2018 to April 2021, he served as the President and Chief Executive Officer of Nutrien Ltd., a Canadian-based supplier of fertilizer and other crop inputs, services, and solutions that had approximately $20 billion in revenue. Mr. Magro previously served as a director of Canada Pension Plan Investment Board, a Canadian state-owned pension plan sponsor that oversees and invests the funds contributed to and held by the Canada Pension Plan, and Canpotex Ltd., one of the world’s largest marketers and exporters of potash.

Qualifications

The qualifications and experiences the board considered in determining that Mr. Kenny should serve as a director of the Company include his service as the Chief Executive Officer of a public company, his accounting and financial, operating and manufacturing, sales and marketing and general management experience, including responsibility for international operations while living and working outside the U.S., his service as Ingredion’s Chairman of the Board and previously as its lead director, his service as a director on the boards of public companies other than Ingredion, including service as the Chairman and previously as the lead director of a Fortune 15 company, and his service on the boards of not-for-profit organizations. In addition, our board has determined that Mr. Kenny qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K.

Qualifications

The qualifications and experiences the board considered in determining that Mr. Magro should serve as a director of the Company include his current and prior service as Chief Executive Officer of public companies, his accounting and financial, operating and manufacturing, sales and marketing and general management experience, including extensive experience with mergers and acquisitions and responsibility for international operations while living and working outside the U.S., and his prior service on the boards of privately held companies. In addition, our board has determined that Mr. Magro qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K.

INGREDION INCORPORATED	2024 PROXY STATEMENT 3

Proposal 1. Election of Directors

Victoria J. Reich Age: 66 Director since: November 2013 Committees: Audit, Chair Former Senior Vice President and Chief Financial Officer of Essendant Inc.	Catherine A. Suever Age: 65 Director since: August 2021 Committees: Audit Former Executive Vice President – Finance and Administration and Chief Financial Officer of Parker-Hannifin Corporation

Ms. Reich served as Senior Vice President and Chief Financial Officer of Essendant Inc., formerly United Stationers Inc., a wholesale distributor of business products, from June 2007 to July 2011. Ms. Reich is a director of NYSE-listed H&R Block, Inc., a provider of tax preparation and related services, and a director of NYSE-listed Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial and energy markets. She serves as the chair of the audit committee for H&R Block and as a member of the audit committee, and former chair, for Ecolab. Ms. Reich also serves as a director of Logan Health Whitefish Hospital and Logan Health Whitefish Hospital Foundation, which are not-for-profit organizations.

Ms. Suever served as Executive Vice President – Finance and Administration and Chief Financial Officer of Parker-Hannifin Corporation, a NYSE-listed global leader in motion and control technologies, from April 2017 until her retirement in December 2020. Prior to that service, Ms. Suever held roles of increasing responsibility with Parker-Hannifin within the finance department in addition to serving as the Business Unit Manager for two of the company’s business units. Ms. Suever currently serves as a director and member of the audit committee of Hexcel Corporation, a NYSE-listed global leader in advanced composites technology that sells its products in commercial, military, and recreational markets for use in commercial and military aircraft, space launch vehicles and satellites, wind turbine blades, sports equipment, and automotive products. In addition, she is a member of the American Institute of Certified Public Accountants (AICPA).

Qualifications

The qualifications and experiences the board considered in determining that Ms. Reich should serve as a director of the Company include her more than 30 years of service in corporate financial and accounting roles, her service as the Chief Financial Officer of public companies and as a controller, her operating and general management experience, including responsibility for international operations while living and working outside the U.S., her service as a member of the finance committee of a public company, as chair of the audit committee for two other public companies and as a member of the governance committee of another public company. In addition, our board has determined that Ms. Reich qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K.

Qualifications

The qualifications and experiences the board considered in determining that Ms. Suever should serve as a director of the Company include her extensive background in finance and accounting, including her service as the Chief Financial Officer of a public company, her significant experience in compliance, risk management, systems solutions, and investor relations, and her service as a member of the audit committee of another public company. In addition, our board has determined that Ms. Suever qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K.

4 INGREDION INCORPORATED	2024 PROXY STATEMENT

Proposal 1. Election of Directors

Stephan B. Tanda Age: 58 Director since: August 2019 Committees: Corporate Governance and Nominating President and Chief Executive Officer of AptarGroup, Inc.	Jorge A. Uribe Age: 67 Director since: July 2015 Committees: Corporate Governance and Nominating Former Global Productivity and Organization Transformation Officer of The Procter & Gamble Company

Mr. Tanda has served as President and Chief Executive Officer and as a director of AptarGroup, Inc., a NYSE-listed global leader in consumer dispensing, active packaging, and drug delivery solutions, since February 2017. Mr. Tanda’s business career spans over 30 years and includes living in seven countries while working in leadership roles for various public companies. Mr. Tanda is a member of the Executive Education Board of The Wharton School of the University of Pennsylvania. He previously served as a director of Patheon NV, formerly a NYSE-listed company that provided pharmaceutical development and manufacturing services, from March 2016 until the company was sold to Thermo Fisher Scientific in August 2017, and Semperit AG Holding, a Vienna Stock Exchange-listed manufacturer of industrial rubber and plastic products, from April 2016 to February 2017.

Mr. Uribe served as the Global Productivity and Organization Transformation Officer of The Procter & Gamble Company, the world’s largest maker of consumer packaged goods, from December 2012 to July 2015. Prior to that service, Mr. Uribe spent more than 33 years with Procter & Gamble, where his various roles included responsibility over operations in Latin America, Switzerland, Central America and the Caribbean, Cyprus, Malaysia, the United Arab Emirates and the Gulf countries, Saudi Arabia, and Colombia. Mr. Uribe is a director of General Mills, Inc., a NYSE-listed leading global food company, where Mr. Uribe serves on its compensation and its public responsibility committees; Grupo Argos, S.A, a Colombian multi-national holding company holding interests in cement, electricity, road and airport concessions, and real estate; and Carvajal S.A., a privately held Colombian multi-national manufacturer of packaging, paper products, and education material and provider of technology and services.

Qualifications

The qualifications and experiences the board considered in determining that Mr. Tanda should serve as a director of the Company include his current service as the President and Chief Executive Officer of a public company, his operating, manufacturing, and general management experience, including while living and working outside the U.S., and his service on the boards of other public companies. In addition, our board has determined that Mr. Tanda qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K.

Qualifications

The qualifications and experiences the board considered in determining that Mr. Uribe should serve as a director of the Company include his more than 30 years of operating and general management experience and sales and marketing experience, including multi- regional and multi-country responsibility for international operations while living and working outside the U.S. within a larger, publicly held, global corporation, and his service on the boards of public companies in addition to Ingredion, including the compensation committee of another public company, and on the boards of a privately held company, and a not-for-profit organization.

INGREDION INCORPORATED	2024 PROXY STATEMENT 5

Proposal 1. Election of Directors

Patricia Verduin Age: 64 Director since: May 2023 Committees: Corporate Governance and Nominating Former Chief Technology Officer, Global Technology for Colgate-Palmolive Company	Dwayne A. Wilson Age: 65 Director since: May 2010 Committees: Audit Former Senior Vice President of Fluor Corporation

Dr. Verduin served as Chief Technology Officer, Global Technology, for Colgate-Palmolive Company, a NYSE-listed multinational consumer products company that specializes in the production, distribution, and provision of household, health care, personal care, and veterinary products, from February 2009 to January 2023. Dr. Verduin currently serves as a director of Avient Corporation, a NYSE-listed global manufacturer of specialized polymer materials. In addition, she currently serves as a director of FMC Corporation, a NYSE-listed global agricultural science company specializing in crop protection. Dr. Verduin was a director of the Monsanto Company, a NYSE-listed agrochemical and agricultural biotechnology corporation, prior to its acquisition by Bayer AG.

Mr. Wilson served as Senior Vice President of Fluor Corporation, reporting to the Chairman and CEO on key initiatives of strategic importance, from June 2014 to June 2016. Fluor is one of the world’s largest publicly owned engineering, procurement, construction, maintenance, and project management companies. Mr. Wilson previously served as President and Chief Executive Officer of Savannah River Nuclear Solutions, LLC, the managing and operating contractor of the U.S. Department of Energy’s Savannah River Site including the Savannah River National Laboratory, from October 2011 to June 2014. Mr. Wilson is a director and member of the audit committee of NYSE- listed Crown Holdings, Inc., a leading global supplier of rigid packaging products to consumer marketing companies; a director and chair of the compensation committee of NYSE-listed DT Midstream, Inc., an owner, operator and developer of natural gas midstream interstate and intrastate pipelines, storage, and gathering systems, and compression, treatment and surface facilities; and a director of publicly traded Sterling Construction Company, Inc., a leading infrastructure services provider of e-infrastructure solutions, building solutions, and transportation solutions. Mr. Wilson is a National Association of Corporate Directors Fellow.

Qualifications

The qualifications and experiences the board considered in determining that Dr. Verduin should serve as a director of the Company include her four decades of leadership in the consumer- packaged goods industry and significant contributions in innovation, operations, scientific policy, and communications, including her service as Chief Technology Officer, Global Technology, of a public company, her extensive experience with leading new product launches (encompassing both regulatory and product quality aspects), her leadership of a public company’s sustainability programs, and her service as a director of other public companies.

Qualifications

The qualifications and experiences the board considered in determining that Mr. Wilson should serve as a director of the Company include his more than 35 years of project management, operating and manufacturing, sales and marketing and general management experience, including responsibility for international operations while based in the U.S., within a large publicly held corporation, his service as President and Chief Executive Officer of the managing and operating contractor of a significant U.S. Department of Energy site, including a National Laboratory, and his current and past service on the board of multiple public companies in addition to Ingredion and on the board of a not-for-profit organization.

6 INGREDION INCORPORATED	2024 PROXY STATEMENT

Proposal 1. Election of Directors

James P. Zallie Age: 62 Director since: September 2017 President and Chief Executive Officer of the Company

Mr. Zallie has been President and Chief Executive Officer of the Company since January 1, 2018. Before assuming his current position, he served at Ingredion as Executive Vice President, Global Specialties and President, Americas from January 2016 to December 2017. Mr. Zallie previously served as Executive Vice President, Global Specialties and President, North America and EMEA from January 2014 to December 2015. Prior to that service, Mr. Zallie served as Executive Vice President, Global Specialties and President, EMEA and Asia-Pacific from February 2012 to January 2014. Mr. Zallie previously served as Executive Vice President and President, Global Ingredient Solutions from October 2010 to January 2012 and as President and Chief Executive Officer of the National Starch LLC business from January 2007 to September 2010. National Starch was acquired by Ingredion in October 2010. Mr. Zallie serves as a director of Sylvamo Corporation, a NYSE-listed global producer of uncoated papers, and as a director of Northwestern Medicine North Region, a not-for-profit organization. Mr. Zallie served as a director of Innophos Holdings, Inc., a formerly publicly traded international producer of food and beverage ingredients, from September 2014 to April 2018.

Qualifications

The qualifications and experiences the board considered in determining that Mr. Zallie should serve as a director of the Company include his current service as the President and Chief Executive Officer of Ingredion, his prior service as the Chief Executive Officer of a large business unit of a public company, his operating and manufacturing, sales and marketing and general management experience, including while living and working outside the U.S., and his current service on the board of a public company in addition to Ingredion, his prior service on the board of another public company, and on the board of a not-for-profit organization.

INGREDION INCORPORATED	2024 PROXY STATEMENT 7

Proposal 1. Election of Directors

The Board and Committees

The business and affairs of the Company are conducted under the direction of its Board of Directors.

Under our certificate of incorporation, the Board of Directors may have not fewer than seven or more than 17 members. The Board of Directors is currently composed of 11 directors, ten of whom are non-employee directors.

The experience, qualifications, attributes, and skills the board considered in determining that the nominees standing for election should serve as directors are discussed above in their biographies. See the discussion under “Corporate Governance and Nominating Committee” for a description of the board’s criteria for selecting director nominees.

INDEPENDENCE

The Board of Directors has determined that the following ten directors each satisfy the definition of independence under the Company’s Corporate Governance Principles, which incorporate the director independence standards established by the rules of the New York Stock Exchange (the “NYSE”): D. B. Fischer, R. L. Jordan, G. B. Kenny, C. V. Magro, V. J. Reich, C. A. Suever, S. B. Tanda, J. A. Uribe, P. Verduin, and D. A. Wilson. In addition, the Board of Directors determined that the members of the People, Culture, and Compensation Committee (“PCC Committee”) and the Audit Committee satisfy the additional independence requirements established by Securities and Exchange Commission (“SEC”) and NYSE rules for membership on those committees. Under the rules of the NYSE, a director is not considered to be independent unless the Board of Directors has affirmatively determined that the director has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In addition, the NYSE rules stipulate that certain relationships preclude a director from being considered to be independent.

MEETINGS

The board held seven meetings in 2023. Each director attended at least 75 percent of the meetings of the board and the committees of the board on which he or she served during 2023 during the period of such service.

We encourage, but do not require, our directors to attend the annual meeting of stockholders. All 12 directors then serving on the board attended our 2023 annual meeting of stockholders. Former director Paul Hanrahan retired from the board effective October 28, 2023.

Non-employee directors meet regularly in executive sessions without the presence of management. Executive sessions are held in conjunction with each regularly scheduled meeting of the board. “Non-employee” directors are board members who are not Company officers or employees and may include directors who are not “independent” by reason of the existence of a material relationship with the Company. All of the Company’s current non-employee directors qualify as independent directors. The Chairman of the Board presides over executive sessions of our non-employee directors.

TERM OF SERVICE

The board does not impose term limits on service, as it believes term limits could unnecessarily interfere with the continuity, diversity, developed experience and knowledge, and the long-term outlook the board must possess. The Corporate Governance and Nominating Committee will consider a director’s tenure in making a recommendation to the board as to whether a director should be nominated for re-election. In making its recommendation, the Corporate Governance and Nominating Committee (“CGN Committee”) will consider such factors as effectiveness and productivity of the director, the need for retaining an experienced director, and other factors identified during the board self-evaluation process.

Board policy requires non-employee directors to retire no later than the annual meeting following their 75th birthday. During 2023, after benchmarking the age limit for board service against the policies of other public companies, the age limit was increased from the annual meeting following the director’s 72nd birthday. Employee directors, including the Chief Executive Officer (“CEO”), are required to retire from the board upon their retirement or other cessation of service as an employee, unless the board determines otherwise in unusual circumstances. Board policy requires executive officers to retire at age 65.

CORPORATE GOVERNANCE DOCUMENTS

The Company’s Corporate Governance Principles; Code of Ethics for Chief Executive Officer, Chief Financial Officer, and Other Executives Involved in Financial Reporting; and Code of Conduct are available in the “Corporate Governance” section of our investor relations website at https://ir.ingredionincorporated.com/corporate-governance/highlights.

The Company’s Corporate Governance Principles were adopted by our Board of Directors. The Corporate Governance Principles are designed to promote effective functioning of the board’s activities, to ensure that we conduct our business in accordance with the highest legal and ethical standards, and to enhance shareholder value. We seek under our Corporate Governance Principles to ensure that strong, independent directors continue to effectively oversee our management and provide vigorous oversight of how we address key issues relating to strategy, risk, and integrity.

8 INGREDION INCORPORATED	2024 PROXY STATEMENT

Proposal 1. Election of Directors

Among the topics addressed in our Corporate Governance Guidelines are:

•	Number and structure of committees

•	Assignment and rotation of committee members

•	Frequency, length, and agendas for meetings

•	Director responsibilities

•	Board oversight of risk management processes

•	Access to management

•	Size of the board

•	Board independence
•	Board membership criteria and selection

•	Continuing education for directors

•	Term limits for directors

•	Evaluation of the CEO and succession planning

•	Board interaction with investors, the press, customers, and others

•	Membership on other boards

•	Engagement of independent advisors

BOARD OVERSIGHT OF RISK MANAGEMENT PROCESSES

The Board of Directors regularly devotes time during its meetings to review and discuss the significant risks facing the Company and the steps that the Company takes to monitor, manage, and mitigate such exposures. The board’s oversight of risk management includes consideration of strategic, competitive, economic, geopolitical, and political risks, among others.

Significant risks include those identified in the Company’s disclosures in its Annual Report on Form 10-K and its other SEC filings and forward- looking statements disclosures. The management of these risks are prioritized by Company management and discussed with the board and the appropriate committees of the board in the exercise by the board and those committees of their respective oversight roles. The board conducts a comprehensive annual review of the Company’s risk management processes with input from management and all relevant board committees. The CEO and the Chief Financial Officer (“CFO”) report to the board quarterly on risk management matters.

The Audit Committee is the board committee with primary responsibility for oversight of the Company’s risk management profile and compliance with financial, legal, and regulatory requirements. Under its charter, the Audit Committee has the responsibility to review policies with respect to risk assessment and risk management, to discuss the Company’s major risk exposures and the steps management has taken to monitor such exposures, and to review, on an annual basis, a report prepared by the Chief Legal Officer on litigation in which the Company is a party or otherwise affected. In the exercise of that responsibility, the Audit Committee discusses with management the major financial, legal, and regulatory compliance risk exposures facing the Company and the appropriate responses to such risks. The Audit Committee considers financial risk management policies and exposures relating to commodity prices, including corn and energy prices, foreign exchange rates, interest rates, and financial derivatives, and reviews insurable risk management policies. The Audit Committee also reviews the Company’s capital structure, access to capital markets, liquidity, credit availability, and related matters.

The Audit Committee also has oversight with respect to the status of corporate security, the security for the Company’s electronic data processing and information systems (“information security”), and the general security of the Company’s people and assets. The Audit Committee and board receive information security updates at their regularly scheduled meetings that address cybersecurity metrics, highlights, and risks. Two times each year, the Company’s Chief Digital and Information Officer reports to the Audit Committee on information security controls, risks, guidelines, and developments. The Chief Digital and Information Officer oversees the Global Information Security Team and works in partnership with our Internal Audit function to review information security and technology-related internal controls and controls processes. Our Company-wide information security training program includes security awareness training, regular phishing simulations, and other targeted communications and trainings throughout the year.

In addition to the Audit Committee, the other committees of the board consider risk in connection with their oversight of the matters within the scope of their respective charters.

The PCC Committee oversees labor and other human capital management matters as well as executive and director compensation programs. In addition, the PCC Committee considers whether the Company’s compensation plans, policies, and practices encourage excessive or inappropriate risk taking that could have a material adverse effect on the Company’s business and performance. Furthermore, the PCC Committee considers the Company’s compensation and benefit programs in the context of competitive risks faced by the Company. In its 2023 risk review, the PCC Committee determined that our pay programs did not contain any features that would encourage excessive risk taking.

The CGN Committee addresses potential risks that could result from inadequate independence or diversity among board members, potential conflicts of interest, environmental compliance matters, and the operation and effectiveness of the Company’s compliance programs related to product safety and quality.

Each committee provides regular reports on its activities to the Board of Directors with respect to its oversight and review of risk assessment and risk management matters.

INGREDION INCORPORATED	2024 PROXY STATEMENT 9

Proposal 1. Election of Directors

As part of overall governance and risk management, the board and its three committees are actively engaged in oversight of environmental, social, and governance (“ESG”) matters. This includes reviewing the Company’s strategy and providing guidance with respect to these matters and overseeing performance against the Company’s goals. A summary of the board governance with respect to environmental, social, and governance-related matters is as follows:

BOARD LEADERSHIP

Board policy and the Company’s bylaws afford the board flexibility to separate or combine the positions of Chairman of the Board and CEO, as the board, from time to time, may determine to be the most suitable structure for governance and effective board and Company functioning. If the positions are combined, then the independent directors will appoint a Lead Director on an annual basis for so long as the positions are combined. G.B. Kenny, one of our independent directors, has served as our non-executive Chairman of the Board since August 1, 2018. The board periodically evaluates the leadership structure that best meets the Company’s and stockholders’ needs based on the individuals then serving and the Company’s particular circumstances.

COMMITTEES OF THE BOARD

The board currently has three standing committees, consisting of the Audit Committee, the PCC Committee, and the CGN Committee. Each of these committees operates pursuant to a written charter adopted by the board. These charters are available in the “Corporate Governance” section of our investor relations website at https://ir.ingredionincorporated.com/corporate-governance/highlights.

10 INGREDION INCORPORATED	2024 PROXY STATEMENT

Proposal 1. Election of Directors

AUDIT COMMITTEE

Membership

Number of meetings held during 2023: 10	Report: Page 57

V. J. Reich (Chair)	P. Hanrahan (until his retirement from the board effective October 28, 2023)

C. A. Suever	D. A. Wilson

Our Audit Committee is composed entirely of independent directors, as “independent director” is defined under the rules of the NYSE, including the additional independence requirements under SEC rules specific to Audit Committee membership. Each of the members of the Audit Committee is “financially literate,” as required by the rules of the NYSE. The board has determined that V. J. Reich, the Chair of the Audit Committee, and C. A. Suever, who also serve as committee members as of the date of this proxy statement, each qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. In addition, as described in the director qualifications and diversity matrix below, four other board members who do not serve on the Audit Committee (R. L. Jordan, G. B. Kenny, C. V. Magro, and S. B. Tanda) were determined by the board to be audit committee financial experts.

The primary responsibilities of the Audit Committee, among others, are to:

•

assist the board in fulfilling its oversight responsibilities related to the integrity of the financial reporting process, the effectiveness of the systems of financial control, and the Company’s compliance with legal and regulatory requirements,

•	act as a separately designated standing audit committee established in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE rules,

•

select the Company’s independent auditors, who are accountable to and meet privately with this committee on a regular basis, and exercise direct responsibility for the retention, evaluation, termination, compensation, and oversight of the independent auditors,

•	review the scope of the audit to be conducted by the independent auditors and the results of their audit,

•	oversee the Company’s financial reporting activities and adherence to accounting standards and principles,

•	oversee the Company’s enterprise risk management program,

•

review policies and procedures with respect to risk assessment and risk management, including risk with respect to cybersecurity, commodity prices and hedging strategies, foreign exchange rates, interest rates, and foreign exchange derivatives,

•

discuss with management the Company’s risk relating to the Company’s financial statements, financial reporting processes, and the guidelines, policies, and processes for monitoring and mitigating such risks,

•	approve audit and non-audit services provided to the Company by the independent auditors,

•	review the organization, scope, and independence of the Company’s internal audit function and the Company’s disclosure controls and internal control over financial reporting, and

•	conduct ongoing reviews of potential related-party transactions, including the review and approval of transactions with “related persons,” as defined under SEC rules.

INGREDION INCORPORATED	2024 PROXY STATEMENT 11

Proposal 1. Election of Directors

PEOPLE, CULTURE, AND COMPENSATION COMMITTEE

Membership

Number of meetings held during 2023: 7	Report: Page 54

R. L. Jordan (Chair)	D. B. Fischer

C. V. Magro

In addition to its responsibilities with respect to executive and director compensation, the PCC Committee oversees overall human capital management at Ingredion and the Company’s commitment to a culture of inclusion and belonging.

Our PCC Committee is composed entirely of independent directors, as “independent director” is defined under the rules of the NYSE, including the additional independence requirements specific to PCC Committee membership.

The primary responsibilities of the PCC Committee, among others, are to:

•	review CEO compensation and make a recommendation to the board on the annual compensation for the CEO (including base salary, annual incentive plan target, and long-term incentive grant),

•	meet with the CEO annually to review the performance of the Company’s executive officers and the Company’s succession plan,

•	together with the CEO, determine the total compensation for the Company’s executive officers,

•

govern our executive compensation programs and assure that compensation programs are implemented according to our compensation philosophy, as established by the PCC Committee, and that compensation actions are aligned with the business strategy, expected financial results, interests of stockholders, and market practice,

•	annually review the design of the Company’s compensation plans,

•	recommend to the board the compensation arrangements for non-employee directors, including deferred compensation plans for non-employee directors,

•	review and discuss with management the Compensation Discussion and Analysis to be included in our annual proxy statement or Annual Report on Form 10-K filed with the SEC,

•	prepare the PCC Committee Report, as required by the rules of the SEC,

•

review the results of the annual advisory vote on named executive officer compensation, determine what, if any, actions or policy recommendations are warranted based on the advisory vote and other feedback from stockholders, and make recommendations on how frequently we should provide our stockholders with such an advisory vote,

•

review, oversee, and administer compliance with the Ingredion Policy on Recoupment of Incentive Compensation, including recovery or “clawback” of excess incentive-based compensation (including stock options) paid to the CEO or any other covered officer,

•

provide oversight of the Company’s workforce and human capital management processes, including strategies for attraction and retention, career development and progression, workplace environment and culture, and organizational engagement and effectiveness, and

•

review, assess and provide updates to the board regarding the Company’s culture of inclusion and belonging, talent, development and succession programs, and initiatives that function to identify and develop talent from diverse sources.

At least annually, the PCC Committee reviews the engagement, objectivity, and independence of the advice provided by its independent executive compensation consultant. In September 2022, the PCC Committee selected and directly retained the services of Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant to advise on specified compensation matters. Meridian does not provide any other services to the Company and works with Company management only on matters as directed by the PCC Committee. The PCC Committee assessed the independence of Meridian pursuant to SEC and NYSE rules and concluded that no conflict of interest existed that would preclude Meridian from serving as an independent consultant to the committee. In addition, the PCC Committee determined that Meridian’s services to the PCC Committee did not raise any conflicts of interest.

12 INGREDION INCORPORATED	2024 PROXY STATEMENT

Proposal 1. Election of Directors

Meridian attends PCC Committee meetings and communicates with the PCC Committee outside of meetings. The PCC Committee has instructed the independent consultant to:

•	act independently of management and at the direction of the PCC Committee,

•	understand that the PCC Committee will determine the firm’s ongoing engagement,

•	keep the PCC Committee informed of trends and regulatory developments, and

•

provide detailed compensation data based on information from comparable businesses of a similar size to Ingredion to allow the PCC Committee to review compensation arrangements for non-employee directors and review recommendations for executive officer compensation.

Our CEO generally attends meetings of the PCC Committee by invitation of the committee, except for meetings or portions of meetings in which CEO compensation is being discussed and considered.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Membership

Number of meetings held during 2023: 4

G. B. Kenny (Chair)	S. B. Tanda

J. A. Uribe	P. Verduin

Our CGN Committee is composed entirely of independent directors, as “independent director” is defined under the rules of the NYSE.

The primary responsibilities of the CGN Committee, among others, are to:

•	identify, recruit, and recommend candidates to be nominated for election as directors at the Company’s annual meeting, consistent with criteria approved by the board,

•	develop and periodically review corporate governance principles and related policies for approval by the board,

•	take a leadership role in shaping the corporate governance of the Company,

•	oversee stockholder engagement with respect to corporate governance-related matters,

•	assess the size and composition of the board and committees, including developing and reviewing director qualifications for approval by the board,

•	recommend assignments of directors to committees to ensure that committee membership complies with applicable laws and stock exchange corporate governance standards,

•	conduct a preliminary review of director independence and financial literacy and expertise of Audit Committee members and oversee director orientation and continuing education,

•	review proposed changes to the Company’s certificate of incorporation, bylaws, and board committee charters, and assess and make recommendations regarding stockholder protections, as appropriate,

•	conduct ongoing reviews of potential conflicts of interest and review and approve any executive officers standing for election to not-for-profit boards of directors,

•	review stockholder proposals in conjunction with the Chairman of the Board and recommend board responses,

•	oversee the self-evaluation of the board and its committees and management,

•	review requests for indemnification under the Company’s bylaws,

INGREDION INCORPORATED	2024 PROXY STATEMENT 13

Proposal 1. Election of Directors

•

review internal and external information to evaluate the operation and effectiveness of the Company’s compliance programs related to product safety and quality, including self-audits and internal compliance assessments, results of product, environmental, and other tests, lawsuits, customer complaints, and product recalls,

•	oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding product safety or quality,

•	oversee environmental, social, and governance matters and the Company’s sustainability and social responsibility programs, and

•

oversee the Company’s business conduct and anti-corruption compliance programs and meet with the Company’s corporate compliance officer in executive session as often as the committee deems appropriate.

The Company’s work on environmental stewardship and sustainability, which is subject to the CGN Committee’s oversight, continued to progress in 2023.

•

Our 13th consecutive annual sustainability report, covering 2023, is expected to be released in May 2024 and will be available at https://www.ingredion.com/na/en-us/company/meet-ingredion/sustainability.html.

•

Our 2030 emissions reduction targets have been approved by the Science Based Targets initiative (“SBTi”) and are consistent with levels required to meet the goals set by the Paris Agreement. The targets, covering greenhouse gas emissions from the Company’s operations (Scopes 1 and 2), are consistent with reductions required to keep warming to well below 2°C. Additionally, the Company’s target for the emissions from its value chain (Scope 3) meets the SBTi’s criteria for ambitious value chain goals.

•	In 2023, we received an “A-” rating by the Carbon Disclosure Project for both our climate change and water security efforts. The climate change rating increased from a “B” rating in 2022.

•	Approximately 66% of our corn, tapioca, potato, stevia, and pulses were sustainably sourced using Sustainable Agriculture Initiative (“SAI”) Platform protocols, up from approximately 47% in 2022.

•

Ingredion continues to advance its work in regenerative agriculture. Since the inception of our program in 2021, with our support and the support of farmers, our customers, and certain non-governmental organizations, regenerative agricultural practices have been started on over 70,000 acres. Further, we are a founding member of SAI Platform’s regenerative agriculture program, which is working to establish a standard for the food and beverage industry.

•

We recognize the human right of all people to clean water and sanitation, and we have enacted and continue to evaluate initiatives that attempt to minimize our impact on climate, biodiversity, and water resources. Our use of science-based goals provides a clearly defined pathway for the Company to reduce greenhouse gas emissions.

•

As a company committed to reducing our environmental impact, based upon a self-audit, in 2023, 14 of our manufacturing facilities met their goal of having more that 99.5% of their waste avoid landfills. These sites have found innovative solutions to reducing the need for landfills that can be shared throughout our global network.

In addition, the Company’s efforts to promote employee health and safety, which is also subject to the CGN Committee’s oversight, achieved the following milestones in 2023:

•	Our employees experienced zero reported injuries (i.e., were injury-free) in 76% of our global locations. In addition, 97% of our non-manufacturing facilities were employee injury-free.

•

Our employee Total Recordable Incidence Rate (“TRIR”) was 0.19, as compared to the 2022 rate of 0.33, and our Lost-Time Incidence Rate (“LTIR”) was 0.04, as compared to the 2022 rate of 0.14. We continue to perform at low incidence rates as compared to our peers and the industry average.

•	We achieved key milestones at several manufacturing facilities, with the following number of years since a lost-time case was reported:

✓ 15 Years – Mapleton, Illinois, United States

✓ 5 Years – Plover, Wisconsin, United States

✓ 1 Year – 14 manufacturing facilities globally

•	Other of our manufacturing facilities also have not experienced a lost-time case for multiple years.

DIRECTOR NOMINATION CRITERIA

The Company retains a third-party search firm to help identify and facilitate the screening and interview process for potential director candidates. Dr. Verduin, who was appointed to the board effective May 19, 2023, was identified to the CGN Committee by this search firm.

The CGN Committee applies formal criteria for selecting director nominees approved by the board. Candidates for director are identified for the contributions they can make to the deliberations of the board and their ability to act in the best interests of all of the Company’s stockholders.

14 INGREDION INCORPORATED	2024 PROXY STATEMENT

Proposal 1. Election of Directors

In addition to other considerations, all potential nominees are expected to have:

•	the highest personal and professional ethics, integrity, and values,

•	education, breadth of experience, insight, and knowledge to understand global business problems and evaluate possible solutions,

•	the ability to think strategically and make decisions with a forward-looking focus, with the ability to assimilate relevant information on a broad range of complex topics,

•	leadership skills,

•	the ability to work effectively with others,

•	respect for the views of others and an open-minded approach to problems,

•	an awareness of the responsibilities of the Company to its employees, its customers, and regulatory authorities,

•	a reasoned and balanced commitment to the social responsibilities of the Company,

•	an interest and availability of time to be engaged with the Company and its employees over a sustained period,

•	stature and experience to represent the Company before the public, stockholders, and other individuals and groups that affect the Company,

•	an ability and willingness to represent the stockholders’ financial interests,

•	the willingness to objectively appraise management performance in the interest of the stockholders,

•	an open mind on all policy issues and areas of activity affecting overall interests of the Company and its stockholders, and

•	no involvement in other activities or interests that create a conflict with the director’s responsibility to the Company and its stockholders.

The above attributes are expected to be maintained by each board member as a condition of the director’s ongoing membership on the board. The CGN Committee reviews the composition of the board and the tenure of its members at least annually in evaluating the number and experience of directors required.

The CGN Committee has also established the following additional criteria as an aid in the selection of potential director candidates. The weight given to any particular item may vary based on the CGN Committee’s assessment of the needs of the board, and not all criteria may be applicable to each candidate. Similarly, these criteria, in whole or in part, may be modified or waived by the CGN Committee in connection with a particular candidate or as otherwise deemed appropriate by the committee. Candidates should have all or a majority of the following important or desired attributes:

•

active employment as a chief executive officer, president, chief financial officer, other senior officer, or general manager (or a comparable position of responsibility) of a publicly traded company (or a significant privately held company) with sales and complexity comparable with that of Ingredion,

•	international business experience,

•	financial responsibility during career, and financial literacy,

•	general management experience,

•	experience on publicly traded or significant privately held company boards,

•	experience with corporate governance issues and, ideally, background in the legal aspects of governance applicable to publicly traded companies,

•

expertise that is useful to the Company and complementary to the background and experience of other board members, so that an appropriate balance of skills and experience of the membership of the board can be achieved and maintained,

•	contribution to board diversity in the broadest sense (taking into account characteristics that include gender, race, ethnicity, geographic background, and personal experience), and

•	an understanding of technologies pertinent to the Company’s businesses, production, marketing, finance, regulation, and public policy.

In addition to these minimum requirements and desired attributes, the CGN Committee also evaluates whether the candidates meet the board’s need for operational, management, financial, international, technological, or other expertise, and diversity in a broad sense. The search firm identifies and screens the candidates, performs reference checks, prepares a biography of each candidate for the CGN Committee to review, and assists in organizing interviews. The CGN Committee members interview candidates that meet the applicable criteria and selects those it will recommend to the board for nomination. The board considers the nominees and selects those whom it believes best suit the needs of the board.

INGREDION INCORPORATED	2024 PROXY STATEMENT 15

Proposal 1. Election of Directors

The CGN Committee and the board consider the composition of the entire board and the entire range of diversity (including gender, race, ethnicity, geographic background, and personal experience) in its determinations. We do not have a formal diversity policy, but we have historically had a diverse board. Our director qualifications and the diversity matrix below illustrate the diversity of experiences, qualifications, and backgrounds of our board nominees. The nominees include four women directors, one male director of Hispanic ethnicity, one African-American male director, and one director who lives outside the United States.

Diversity of Nominees

10 of 11 Independent	63.5 yrs Average Age	8.2 yrs Average Tenure	4 Women	2 Ethnic Minorities

The CGN Committee will consider qualified candidates for director nominees recommended by our stockholders. Stockholders may recommend qualified candidates for nomination by writing to the Corporate Governance and Nominating Committee, c/o the Corporate Secretary, at Ingredion Incorporated, 5 Westbrook Corporate Center, Westchester, Illinois 60154. The CGN Committee intends to evaluate candidates proposed by stockholders in the same manner and according to the same criteria as other candidates.

In addition, our bylaws provide that candidates for director may be nominated at the annual meeting (without including such nomination in the Company’s proxy materials) if the nominating stockholder gives the Company written notice not less than 90 nor more than 120 days in advance of the date which is the anniversary of the date of the previous year’s annual meeting, or, if the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting, or, if later, the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. The notice must provide certain other information as described in our bylaws.

Pursuant to our bylaws, stockholders may also submit director nominees to be included in our annual proxy statement, known as “proxy access.” Stockholders who intend to submit director nominees for inclusion in our proxy materials for the 2025 annual meeting must comply with the requirements of proxy access as set forth in our bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not less than 120 nor more than 150 days prior to the anniversary of the date that the proxy statement was released for the prior year’s annual meeting, or if the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting, or, if later, the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting given, whichever occurs first.

16 INGREDION INCORPORATED	2024 PROXY STATEMENT

Proposal 1. Election of Directors

COMMUNICATION WITH THE BOARD

Interested parties may communicate directly with any member of the Board of Directors, including the Chairman of the Board, or the independent directors, as a group, or any individual director, by writing in care of:

Corporate Secretary

Ingredion Incorporated

5 Westbrook Corporate Center

Westchester, Illinois 60154

The Corporate Secretary will collect all such communications and organize them by subject matter. All such communications will be promptly forwarded to the appropriate board committee chair according to the subject matter of the communication, except for solicitations or other matters inappropriate for the recipient or otherwise unrelated to the Company. Communications addressed directly to the Chairman of the Board, the non-employee directors, or the independent directors, as a group, or any individual director will be forwarded in the same manner to the Chairman of the Board, each non-employee member of the board, each independent member of the board, or the individual director, as the case may be.

Compensation of Non-employee Directors

DIRECTOR STOCK OWNERSHIP REQUIREMENTS

To align our non-employee director and stockholder interests, we require our non-employee directors to hold meaningful amounts of our common stock. Our expectations are as follows:

Key Provision	Explanation of Key Provision

Ownership requirement	Amount equal to a minimum of five times the value of the annual board cash retainer (i.e., currently $500,000)

Time to meet requirement	Within five years of election to the board

Shares counted toward ownership	Common stock, including restricted stock, restricted stock units, and phantom stock units

As of December 31, 2023, all non-employee directors either exceeded their stock ownership requirements or were within the five-year compliance window in which to meet the ownership requirement.

REVIEW OF NON-EMPLOYEE DIRECTOR COMPENSATION

The objective of our compensation program for our non-employee directors, each of whom the board has determined to be an “independent director” under NYSE rules, is to:

•	provide fair compensation commensurate with the work required to serve on the board of a company with Ingredion’s size, scope, and complexity,

•	attract high-quality and diverse talent to the board, and

•	align directors’ interests with the interests of stockholders.

To determine the appropriate non-employee director compensation level, the PCC Committee reviews non-employee director compensation every other year using the same peer group of companies, referred to as the Compensation Peer Group, used in determining executive officer compensation, as described beginning on page 35. Generally, the PCC Committee seeks to position pay within a median range relative to the market, which helps ensure that non-employee directors are paid fairly and that we can attract qualified and diverse talent to the board. In addition, we pay a majority portion of non-employee director pay in equity, except for Mr. Kenny who, as the non-executive Chairman of the Board and Chair of the CGN Committee, receives the retainers for these additional roles in cash. The PCC Committee believes the combination of equity-weighted compensation and share ownership requirements further aligns the interests of our non-employee directors with the interests of our stockholders.

To support the PCC Committee’s review of non-employee director compensation, at the committee’s request, the independent executive compensation consultant to the PCC Committee benchmarks our non-employee director compensation every other year against our Compensation Peer Group. Considering this assessment and other relevant factors, the PCC Committee recommends to the board, and the board approves, the compensation for the non-employee directors.

INGREDION INCORPORATED	2024 PROXY STATEMENT 17

Proposal 1. Election of Directors

SUMMARY OF 2023 NON-EMPLOYEE DIRECTOR COMPENSATION ELEMENTS

The following table sets forth the individual components of our 2023 non-employee director compensation.

Annual Compensation Elements	Amount ($)

Annual Cash Retainer	100,000

Annual Equity Retainer	150,000

Additional Compensation (retainer fees)

Chairman of the Board	160,000

Audit Committee Chair	25,000

PCC Committee Chair	20,000

Corporate Governance and Nominating Committee Chair	15,000

In 2023, all payments of cash and equity, as applicable, were paid in quarterly installments on the last business day of each calendar quarter, with the exception of the fourth quarter, which was paid on the date of the December PCC Committee meeting. In previous years, all payments were made on the first business day of each quarter. In addition, starting in 2023, each of the additional compensation retainer fees was paid 100% in cash, as compared to 50% in cash and 50% in equity in previous years. The equity portion of the annual retainer was issued in shares of common stock calculated by dividing the dollar value of the applicable retainer quarterly installment by the trailing 20-day average closing price of our common stock as reported on the NYSE (the closing price of our common stock as reported on the NYSE on any day is that day’s “Closing Price”).

Directors are permitted to defer all or a portion of their respective cash retainers into restricted stock units (“RSUs”) under our Stock Incentive Plan pursuant to which settlement is deferred until a date not less than six months after the director’s termination of service from the board. All directors are reimbursed for board and committee meeting expenses, but no meeting attendance fees are paid.

James Zallie, our President and CEO, whose compensation is presented in the “2023 Summary Compensation Table” on page 39, did not receive any additional compensation for serving as a director.

We provide our independent directors with liability insurance coverage for their activities as directors.

Our certificate of incorporation and bylaws provide that all of our directors are entitled to indemnification and advancement of expenses from us to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with each of our directors to afford them contractual assurances regarding the scope of their indemnification and to provide procedures for the determination of a director’s right to receive indemnification.

18 INGREDION INCORPORATED	2024 PROXY STATEMENT

Proposal 1. Election of Directors

The following table summarizes the compensation earned by our non-employee directors for service during 2023.

2023 NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

David B. Fischer	100,000	151,841	—	251,841

Paul Hanrahan(4),(5)	82,609	125,061	—	207,670

Rhonda L. Jordan(6)	120,000	151,841	8,500	280,341

Gregory B. Kenny(7)	275,000	151,841	—	426,841

Charles V. Magro(5)	100,000	151,841	—	251,841

Victoria J. Reich(8)	125,000	151,841	2,000	278,841

Catherine A. Suever	100,000	151,841	2,000	253,841

Stephan B. Tanda	100,000	151,841	—	251,841

Jorge A. Uribe	100,000	151,841	—	251,841

Patricia Verduin(9)	61,813	93,280	6,500	161,594

Dwayne A. Wilson	100,000	151,841	5,000	256,841

(1)	Includes all retainer fees earned or deferred pursuant to the Ingredion Incorporated Deferred Compensation Plan for Outside Directors.

(2)

The equity retainer is granted in quarterly increments on the last business day of each calendar quarter, with the exception of the fourth quarter, which is granted on the date of the December PCC Committee meeting, in an amount determined by dividing the equity retainer value by the trailing 20-day average Closing Price of our common stock. Equity retainers are immediately vested and delivered as common stock. If a Director elects to defer their equity retainer, they receive RSUs and receipt of shares is deferred until a date not less than six months after the director no longer serves on the board. The grant date fair value of RSU grants in 2023 were calculated in accordance with Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) of the Financial Accounting Standards Board. See note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023, for a statement of the assumptions made with respect to the valuation under FASB ASC Topic 718. As of December 31, 2023, each director had the following aggregate number of RSUs accumulated in his or her deferral account for all years of service as a director, including additional share units credited as a result of the reinvestment of dividend equivalents: Mr. Fischer, 13,751 units; Ms. Jordan, 22,564 units; Mr. Kenny, 60,086 units; Mr. Magro, 4,492 units; Ms. Reich, 16,024 units; Ms. Suever, 2,362 units; Mr. Tanda, 0 units; Mr. Uribe, 12,186 units; Dr. Verduin, 0 units; and Mr. Wilson, 24,091 units.

(3)

Amounts shown are matching contributions by the Company made under a charitable matching gift program in which non-employee directors may participate and which provides for matching contributions by the Company, consisting of a $2 match for every $1 of the first $1,000 contributed and a $1 match for every $1 of the next $6,500 contributed.

(4)	Effective October 28, 2023, Mr. Hanrahan retired from the board.

(5)

Pursuant to the Ingredion Incorporated Deferred Compensation Plan for Outside Directors, Messrs. Hanrahan and Magro deferred their respective cash retainers, which, pursuant to the plan, converted into RSUs.

(6)	Ms. Jordan serves as Chair of the PCC Committee.

(7)	Mr. Kenny serves as Chair of the CGN Committee and as non-executive Chairman of the Board.

(8)	Ms. Reich serves as Chair of the Audit Committee.

(9)	Dr. Verduin was appointed to the board effective May 19, 2023.

INGREDION INCORPORATED	2024 PROXY STATEMENT 19

Ownership of Our Stock

Ownership of Our Stock

Security Ownership of Certain Beneficial Owners and Management

The calculation of beneficial ownership of the Company’s issued and outstanding common stock presented in the following tables is made in accordance with SEC rules. Under these rules, a person is deemed to be a “beneficial owner” of shares of common stock if that person has or shares the power to vote or direct the voting of the shares or the power to dispose or direct the disposition of the shares. Beneficial ownership as of any date includes any shares as to which a person has the right to acquire voting or investment power as of that date or within 60 days thereafter through the exercise of any stock option or other right or the vesting of any RSU, without regard to whether such right expires before the end of such 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific shares, all such persons may be deemed to be beneficial owners of such shares.

As of March 18, 2024, which is the record date for the 2024 annual meeting, 65,604,835 shares of the Company’s common stock were issued and outstanding.

The following table shows, as of the dates indicated, all persons known by the Company to be beneficial owners of more than 5% of the Company’s issued and outstanding common stock based on the number of shares issued and outstanding as of March 18, 2024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	7,773,126	11.8%

BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	6,224,071	9.5%
(1)

The ownership information disclosed is based solely on a Schedule 13G/A report filed with the SEC on February 13, 2024. The Vanguard Group reports that, as of December 29, 2023, it had shared voting power over 24,454 shares, sole dispositive power over 7,678,319 shares, and shared dispositive power over 94,807 shares.

(2)

The ownership information disclosed is based solely on a Schedule 13G/A report filed with the SEC on January 24, 2024. BlackRock reports that, as of December 31, 2023, it had sole voting power over 5,974,781 shares and sole dispositive power over 6,224,071 shares. BlackRock also reports that it is the parent holding company of subsidiaries identified in the Schedule 13G/A that hold shares of the common stock reported in the Schedule 13G/A.

The following table shows, as of March 18, 2024, information based on filings with the SEC and our records regarding the beneficial ownership of the Company’s issued and outstanding common stock by:

•	each director and director nominee,

•	each executive officer named in the “2023 Summary Compensation Table,” and

•	all executive officers and directors as a group.

20 INGREDION INCORPORATED	2024 PROXY STATEMENT

Ownership of Our Stock

The percentage of beneficial ownership as to any person as of March 18, 2024 is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 18, 2024, by the sum of the number of shares outstanding as of March 18, 2024, plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 18, 2024. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.

	Amount and Nature of Beneficial Ownership
Beneficial Owner	Shares of Common Stock(1) (#)	Shares Underlying Phantom Stock Units and Restricted Stock Units(2) (#)	Percent of Class(3)

David B. Fischer	1,935	13,849	*

Rhonda L. Jordan	—	22,725	*

Gregory B. Kenny	—	60,515	*

Charles V. Magro	—	4,524	*

Victoria J. Reich	—	16,139	*

Catherine A. Suever	1,471	2,379	*

Stephan B. Tanda	7,817	—	*

Jorge A. Uribe	4,127	12,273	*

Patricia Verduin	903	—	*

Dwayne A. Wilson	—	24,263	*

James Zallie	679,974	50,016	1.0%

James Gray	168,625	17,911	*

Eric Seip	37,895	10,481	*

Nancy Wolfe	8,546	8,007	*

Jeremy Xu	36,931	20,630	*

All Directors and executive officers as a group (21 persons)	1,149,220	288,907	1.8%

(1)

Includes shares of common stock held individually, jointly with others, in the name of an immediate family member or under trust for the benefit of the named individual and/or one or more children of the named individual. Unless otherwise noted, the beneficial owner has sole voting and investment power. Fractional amounts have been rounded to the nearest whole share.

Includes shares of common stock that may be acquired through the exercise of stock options vested or subject to vesting as of or within 60 days after March 18, 2024, in the following amounts: Mr. Zallie, 604,604; Mr. Gray, 133,548; Mr. Seip, 20,639; Ms. Wolfe, 8,546; Mr. Xu, 21,116; and for all directors and executive officers as a group, 933,275.

Includes 6,166 shares of common stock held in the Ingredion Incorporated Stock Fund of our Retirement Savings Plans by all directors and executive officers as a group.

(2)

Includes shares of common stock represented by deferred phantom stock units and deferred RSUs of the Company credited to the deferred compensation plan accounts of the non-employee directors and certain executive officers. The directors and executive officers have no voting or investment power over the common stock by virtue of their ownership of phantom stock units or RSUs. The phantom stock units and RSUs held by directors and executive officers and included in this column are not vested or subject to vesting as of or within 60 days after March 18, 2024. Fractional amounts have been rounded to the nearest whole share.

(3)	Less than one percent. Does not include shares shown in the column headed “Shares Underlying Phantom Stock Units and Restricted Stock Units.”

INGREDION INCORPORATED	2024 PROXY STATEMENT 21

Ownership of Our Stock

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of Ingredion’s common stock to file reports with the SEC regarding their ownership and changes in ownership of our equity securities. Based upon our examination of the copies of reports on Forms 3, 4, and 5, and amendments thereto filed electronically with the SEC and the written representations of our directors and executive officers, we believe that, during fiscal 2023, our directors and executive officers complied with all Section 16(a) filing requirements, except that two Form 4 reports were filed late with respect to transactions for Jeremy Xu, an executive officer, in connection with phantom stock allocated to him under our Supplemental Executive Retirement Plan and one Form 4 report was filed late with respect to a transaction for Eric Seip, an executive officer, in connection with shares of phantom stock allocated to him under our Supplemental Executive Retirement Plan.

22 INGREDION INCORPORATED	2024 PROXY STATEMENT

Executive Compensation

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains the guiding principles and practices upon which our executive compensation program is based, highlights the alignment of pay with our financial and strategic objectives that drive shareholder value, and describes the compensation paid to our 2023 named executive officers (“NEOs”):

James Zallie President and Chief Executive Officer	James Gray Executive Vice President and Chief Financial Officer	Eric Seip Senior Vice President, Global Operations, and Chief Supply Chain Officer	Nancy Wolfe Senior Vice President and Chief Human Resources Officer	Jeremy Xu Senior Vice President, Chief Innovation Officer and President, Global Healthful Solutions

As previously reported, Mr. Xu has notified the Company that he will resign from his current position effective April 8, 2024.

EXECUTIVE SUMMARY

We are a leading global ingredient solutions provider that transforms grains, fruits, vegetables, and other plant-based materials into value-added ingredient solutions for the food, beverage, animal nutrition, brewing, and industrial markets. Our innovative ingredient solutions help customers stay on trend with simple ingredients that appeal to today’s consumers. We help our customers win in the marketplace by anticipating their needs based on consumer preferences and helping them actualize their ideas to reach their business goals.

Every day, our employees bring their skills, creativity, and passion together to deliver ingredient solutions that enhance people’s lives. We are innovators who combine the power of technology with the best of nature to delight customers and consumers. We hold ourselves to the highest standards in ethics, safety, quality, and sustainability.

INGREDION INCORPORATED	2024 PROXY STATEMENT 23

Executive Compensation

Our strategic growth roadmap is based on our five growth platforms and is designed to deliver shareholder value by accelerating customer co-creation and enabling consumer-preferred innovation. Our roadmap considers our performance culture, sustainable sourcing, operational excellence, and our ingredients as the key elements to driving value creation and growth across our five platforms.

Amid a challenging economic backdrop, our business delivered top-line growth and increased profitability. We believe we remain well-positioned in 2024 to execute against our strategic pillars for growth.

In November 2023, we announced our intention to reorganize our business operations to serve customers with a global focus on Texture and Healthful Solutions while continuing separate regional focuses on two Food and Industrial Ingredients segments, each reflecting the unique business environments of their respective local markets.

Our transformation will be enhanced through the new segment structure that matches market opportunities with business objectives. We expect the reorganization will result in a change to our financial reporting segments starting in the first quarter of 2024 and that this change will provide greater insight into our performance.

2023 BUSINESS PERFORMANCE

2023 was a record year for earnings despite a challenging market environment. Our teams demonstrated continued resilience, agility, and excellent collaboration across functions and businesses to drive growth and expand and transform our solutions and opportunity set with customers.

Net sales of almost $8.2 billion were up 3%, an increase from $8 billion in 2022. Our diluted earnings per common share increased from $7.34 in 2022 to $9.60 in 2023. Adjusted diluted earnings per common share increased from $7.45 in 2022 to $9.42 in 2023.1 Additionally, our reported operating income increased 26% in 2023 vs. 2022.

[1]

Adjusted diluted earnings per common share is not a financial measure calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). See Appendix A for a reconciliation of this non-GAAP financial measure to diluted earnings per common share, as calculated in accordance with GAAP.

24 INGREDION INCORPORATED	2024 PROXY STATEMENT

Executive Compensation

Other 2023 business highlights include:

•	delivered strong profit growth and cash from operations;

•

net income attributable to Ingredion grew over 30% in 2023 primarily due to price and customer mix and a more favorable effective tax rate, which was partially offset by lower volumes and higher financing costs;

•	realized robust performance across both core and specialty ingredients, with specialties representing 34% of the Company’s net sales;

•	continued to return value to stockholders through the ninth consecutive annual increase in our dividend rate and the repurchase of one million outstanding shares of common stock;

•	reached 66% sustainable sourcing of our top five priority agricultural inputs, up from 47% in 2022; and

•	achieved 2023 total shareholder return in the top quartile of our performance peers constituting our Performance Peer Group described below.

In addition to our strong business results, the Company continued to be recognized for its company culture, inclusion and belonging, organizational structure, and leadership development, resulting in the following accomplishments:

•	In 2023, Ingredion was recognized as one of the World’s Most Admired Companies by Fortune magazine for the 14th consecutive year.

•

In 2023, we earned a perfect score of 100 out of 100 on the Human Rights Campaign Foundation’s Corporate Equality Index (“CEI”). The CEI is the nation’s foremost benchmarking survey and report measuring corporate policies, practices, and benefits related to LGBTQ+ workplace equality. The Company joined the ranks of 545 major U.S. businesses that earned top marks this year.

•

We were named to the 2023 Bloomberg Gender-Equality Index (“GEI”) for the 6th consecutive year. The GEI tracks the performance of public companies committed to transparency in gender data reporting. The companies included in the index scored at or above a global threshold established by Bloomberg to reflect disclosure and the achievement or adoption of best-in-class statistics and policies.

•	In 2024, we were named as one of the 2024 World’s Most Ethical Companies by Ethisphere. Ingredion has earned this distinction ten times in the past eleven years.

CORE COMPENSATION PRACTICES

We are focused on creating an executive compensation program that successfully aligns the interests of the NEOs with the interests of our stockholders. We believe our executive pay programs provide appropriate incentives to our executive officers to achieve our financial and strategic goals without encouraging them to take excessive risks. To reinforce this alignment, we have adopted the following governance to guide our compensation practices:

✓ What We Do

 Maintain significant stock ownership requirements

 Offer limited perquisites

 Hold an annual Say-on-Pay vote

 Manage a clawback policy applicable to our executive  officers

 Vest equity only upon a “double trigger” in the event of a  change in control (“CIC”)

 Provide a majority of compensation based on objective,  quantifiable, pre-established performance goals

 Engage an independent compensation consultant  reporting directly to the PCC Committee

 Use a balance of short- and long-term incentive awards  and establish diverse performance metrics for both

X What We Don’t Do

 No automatic or guaranteed annual base salary increases

 No guaranteed annual or long-term incentive awards

 No employment agreements for any executive officers

 No re-pricing of underwater stock options

 No hedging of Company stock by independent directors  and executive officers

No payment of dividends or dividend equivalents to NEOs on unearned performance share awards No tax gross ups for perquisites or in the event of a CIC

INGREDION INCORPORATED	2024 PROXY STATEMENT 25

Executive Compensation

2023 EXECUTIVE PAY HIGHLIGHTS

•

In light of the business environment, and competitive positioning relative to peer market data, the PCC Committee (and, with respect to the CEO, the Board of Directors) approved base salary increases for our NEOs that averaged 5.4%.

•

A substantial majority of 2023 total target compensation (consisting of base salary plus target short- and long-term incentive compensation) for the NEOs was in the form of annual and long-term incentives, providing, as in prior years, a strong incentive to drive Company results and increase shareholder value. Approximately 87% of the CEO’s and 70% of the other NEOs’ target 2023 total direct compensation was performance-based.

•

Annual Incentive Plan (“AIP”) awards were based on targets ranging from 70% to 150% of 2023 base salary for the NEOs and were determined based on achievement of financial goals and personal objectives. See “Annual Incentive Plan” beginning on page 28 for additional information.

•	Actual payouts to the NEOs under the 2023 AIP varied from a payout of 121% to 131% of target. See “2023 AIP Payouts” on page 31 for details on the AIP payout for each NEO.

•

Target grant date value of long-term incentive awards represented 42% to 68% of the 2023 total target compensation for the NEOs. These awards were in the form of performance shares, nonqualified stock options, and restricted stock units granted pursuant to our Stock Incentive Plan.

•

Performance shares for the 2021 – 2023 performance period paid out at 200% of target as a result of the Company’s relative total shareholder return (“rTSR”) and adjusted return on invested capital (“Adjusted ROIC”) results. See “2021 – 2023 Performance Share Plan Results” on page 32 for details on performance against these metrics.

CONSIDERATION OF THE 2023 SAY-ON-PAY ADVISORY VOTE

When making decisions regarding our executive compensation program, including the compensation of our NEOs, the PCC Committee considers the results from the say-on-pay advisory vote. Approximately 96% of the votes cast at our 2023 annual meeting approved the NEO compensation program, as described in our 2023 proxy statement. We believe this result continues to demonstrate our stockholders’ support of our executive compensation program and the PCC Committee’s decisions and policies. The PCC Committee will continue to consider results from future stockholder advisory votes, which will continue to be held annually unless stockholders select a different frequency for future votes on executive compensation, when making decisions on the Company’s executive compensation programs, including NEO compensation.

OUR EXECUTIVE COMPENSATION PROGRAM

Core Principles and Philosophy. Our compensation philosophy is designed to align the interests of stockholders and executives through compensation programs that reward executives for performance that builds long-term shareholder value. The objectives of our compensation programs are to:

•	attract, retain, and motivate executives to drive business results,

•	support business strategies that promote long-term shareholder value, and

•	align pay and performance by making a significant portion of executive compensation dependent on achieving financial and other critical strategic and individual goals.

Our executive compensation philosophy establishes principles that enable us to attract, retain, and motivate leaders who will develop and drive our business strategy. Our executive compensation guiding principles must be flexible enough to tailor compensation programs to the needs of our global and diverse workforce while, at the same time, also seeking to ensure that our compensation programs are equitable and competitive. The guiding principles that help us achieve our objectives are compensation programs that:

•

Align with our business: Incentive designs are aligned with the Company’s strategy and support long-term shareholder value creation while avoiding excessive risk-taking. We provide an appropriate balance of fixed and at-risk pay with both short- and long-term performance horizons, using a variety of metrics tied to key drivers of sustainable value creation.

•

Link pay and performance: The percentage of at-risk performance-based pay increases with level of responsibility and pay outcomes are dependent on the achievement of financial and other strategic goals over both the short and long term, with the objective of driving shareholder value.

•

Remain competitive: We structure our compensation programs competitively both in the amount and type of compensation we offer in order to attract, retain, and motivate talent. We regularly benchmark pay and program design to ensure we are competitive while also

26 INGREDION INCORPORATED	2024 PROXY STATEMENT

Executive Compensation

evaluating and considering internal pay equity. In general, we target base salary, annual cash compensation, and long-term incentive compensation opportunities for the NEOs at median pay based on data for executives with similar responsibilities among a peer group of companies. Actual pay opportunities may vary from this market reference based on factors such as experience, performance, retention impacts, and overall expertise in a role, among other factors.

•

Drive an owner’s mindset: We think and act like owners and make decisions that we believe are in the best interests of the Company. To facilitate the owner’s mindset, we grant equity-based incentives as an effective method of facilitating stock ownership and further aligning the interests of executives with those of our stockholders. A significant portion of total target compensation for our NEOs consists of equity-based incentives. Additionally, we have robust stock ownership requirements to strengthen the link between the interests of NEOs and stockholders.

Our compensation programs are intended to balance these principles, and we believe our compensation programs and corresponding pay opportunities allow us to achieve these principles in a practical and effective way. Our executive compensation structure is straightforward and market competitive with a strong emphasis on performance.

Elements of our 2023 Annual Compensation Program

The following table identifies and describes the primary elements of the 2023 executive compensation programs for our NEOs and the corresponding objectives for each compensation component.

INGREDION INCORPORATED	2024 PROXY STATEMENT 27

Executive Compensation

Additional elements of our executive compensation program include health, welfare, and retirement benefits, and limited perquisites as appropriate to support our executive compensation philosophy.

Our compensation program is simple and comprehensive, providing:

•	elements we consider essential to be competitive in the marketplace,

•	a pay mix designed to support both the short- and long-term components of our business strategy, and

•	performance measures that are drivers of and directly linked to shareholder value.

ELEMENTS OF COMPENSATION

Base Salary

Base salary is the primary element of compensation that is fixed. In setting base salaries for each NEO, the PCC Committee uses the same approach the Company uses to determine compensation for the broader employee population, including pay competitiveness, which generally targets base salaries within a reasonable range around the 50th percentile of comparable roles within our Compensation Peer Group. Specific NEO salaries vary based on level of responsibility, experience, time in position, internal equity considerations, and individual performance.

2023 Compensation Actions

In 2023, the CEO recommended base salary increases for the other NEOs, all of which were approved by the PCC Committee. The PCC Committee recommended the base salary increase for the CEO, and the Board of Directors, without the participation of the CEO, discussed and approved the final salary increase. Mr. Xu, in addition to his annual merit increase, received a promotional increase effective May 2, 2023. Base salaries for the NEOs and 2023 increases are shown in the table below:

Name	2022 Base Salary ($)	2023 Base Salary ($)	Increase (%)

James Zallie	1,147,203	1,200,000	4.6%

James Gray	670,000	698,000	4.2%

Eric Seip	504,500	525,000	4.1%

Nancy Wolfe	460,000	485,000	5.4%

Jeremy Xu	550,000	605,000	10.0%

Annual Incentive Plan

We design our AIP to motivate our NEOs to achieve or exceed our annual financial, strategic, and individual goals. The PCC Committee sets the formula and establishes target, threshold, and maximum annual incentive opportunities at the beginning of each year. Target goals are based on the financial goals for the Company that are recommended by Company management and, after review and discussion, approved by our Board of Directors. The PCC Committee determines the actual awards earned by each NEO based on Company annual financial results and individual performance against the pre-defined strategic objectives for each executive, with the award for the CEO recommended by the PCC Committee to the board for approval. Annual incentive award payouts can vary greatly from year to year based on actual financial performance relative to the target goals.

Annual Incentive Plan Target Opportunity

The PCC Committee approves the cash, short-term incentive target opportunity for each NEO, other than the CEO, expressed as a percentage of base salary. The Board of Directors approves the cash, short-term incentive target opportunity for the CEO, which is also expressed as a percentage of base salary.

The PCC Committee approves the annual incentive targets for the NEOs, other than the CEO, considering both market data and recommendations from the CEO. Target annual incentive opportunities are set within a reasonable range around the median of our Compensation Peer Group. The 2023 AIP target for Mr. Zallie was also established using data from our Compensation Peer Group. The PCC Committee agrees on a recommendation that is provided to, and ultimately approved by, the Board of Directors.

28 INGREDION INCORPORATED	2024 PROXY STATEMENT

Executive Compensation

The annual incentive opportunity for the NEOs is shown in the table below:

Name	2022 Target opportunity as a % of salary	2023 Target opportunity as a % of salary

James Zallie	130%	150%

James Gray	85%	85%

Eric Seip	70%	70%

Nancy Wolfe	65%	70%

Jeremy Xu	65%	70%

2023 AIP Design

The 2023 AIP design consists of three financial metrics that constitute 80% of the plan, with the remaining 20% consisting of personal objectives. The PCC Committee approves the individual personal objectives for the NEOs other than the CEO. The Board of Directors reviews and approves the individual personal goals and objectives for our CEO in light of the Company’s corporate financial goals and objectives.

To be eligible to receive an incentive payment for the 2023 performance period, an NEO must:

•	be an employee of the Company on the date the annual incentive is paid or have terminated employment during the performance period due to retirement, disability, or death, and

•	have been employed by the Company for more than three months of the performance period.

An NEO who is eligible to receive an incentive payment for the performance period, but who was not actively employed during the entire performance period due to such NEO’s retirement, disability, or death, will receive a pro rata payment determined in accordance with rules approved by the PCC Committee.

Financial Metrics

The metrics used to determine the financial performance components and the rationale for choosing these metrics is described below. In selecting metrics, the PCC Committee seeks to incentivize execution against our strategy. The PCC Committee determined that each of the metrics described below incentivized a key component of our strategy and that our executives have the ability to influence the Company’s performance on each metric. Payouts for each metric can range from 0% to 200%.

Financial Metric	Rationale

Adjusted EBITDA(1)	Serves as a foundation for our growth and, as a result, shareholder value.

Specialty Net Revenue Growth vs Prior Year	A key objective of our growth strategy; incentivizes global focus on specialty ingredients products to deliver greater shareholder value.

Working Capital (“WC”) as a Percentage of Net Sales(2)	A key financial metric to maximize the efficiency of our working capital; incentivizes tightening working capital in periods when sales may decline.

(1)

Adjusted EBITDA, which is a non-GAAP financial measure, is defined by the Company for these purposes as income before income taxes, as calculated in accordance with GAAP, adjusted for the following items: depreciation and amortization; financing costs; other non-operating expense (income); restructuring/impairment charges; acquisition/integration costs; and other matters primarily consisting of charges related to a U.S.-based work stoppage.

(2)

Working capital as a percentage of net sales is defined as the 12-month average of trade accounts receivable plus inventory less trade accounts payable and accrued expenses divided by average monthly net sales.

INGREDION INCORPORATED	2024 PROXY STATEMENT 29

Executive Compensation

2023 Financial Metrics, Targets, and Results

The PCC Committee recognizes the importance of establishing realistic yet rigorous targets that continue to motivate and retain executives. The AIP targets for each year are set, together with the Company budget, at the start of the current year, taking into consideration prior year results, growth targets, and potential risks to achieving the target during the performance period. The targets and performance scale for each metric are approved after thorough review and discussion at both the PCC Committee and board. The range of performance from threshold to maximum is intended to reflect the expected variance of operating results. Details on the metrics, weightings, performance scale, and results for the 2023 AIP are shown below:

Personal Objectives

At the beginning of each year, based on the annual financial and strategic plan, our CEO and the other NEOs develop annual quantitative and qualitative objectives. The personal objectives for the CEO are recommended by the PCC Committee to the Board of Directors and, after review and discussion, are approved by the Board of Directors. The personal objectives for the NEOs, other than the CEO, are recommended by the CEO to the PCC Committee and, after review and discussion, approved by the PCC Committee.

For 2023, the personal objectives for all Ingredion employees, including the CEO and all other NEOs, were aligned with Ingredion’s four strategic pillars (Specialties Growth, Cost Competitiveness, Commercial
Excellence and Purpose, Culture, Values and Talent) and the core Company value of “Care First.” In particular, Mr. Zallie’s personal objectives for 2023 focused on employee safety, sustainable sourcing, refreshing the Company’s strategy, delivery of strategic growth, cost competitiveness, commercial excellence, succession planning, and employee engagement.

The personal objectives of the other NEOs were aligned with and supported Mr. Zallie’s personal objectives and focused on the same strategic categories with varying levels of emphasis and weighting.

At the conclusion of the annual performance period:

•

Our CEO provides a detailed self-appraisal of his performance relative to the achievement of his annual personal objectives and the quality of work performed, which is shared with the Board of Directors. Following a thorough review and discussion of all information provided, the PCC Committee recommends a personal objective rating for the CEO to the board and the board makes the final decision on the personal objective rating for the CEO. A maximum 200% payout on the personal objective component is possible for exceptional performance.

•

For each of the other NEOs, the CEO provides the PCC Committee with an individual performance assessment and rating recommendation based on each NEO’s contributions and achievements during the year. The PCC Committee reviews and discusses the recommendations made by the CEO before approving the individual performance rating for each NEO. The PCC Committee retains discretion to adjust earned AIP awards up or down in extraordinary circumstances. No adjustments were made to earned AIP awards for 2023.

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2023 AIP Payouts

After determining the 2023 financial achievement and individual performance achievement against the annual personal objectives for each NEO, the PCC Committee approved the following annual incentive cash payments:

	Annual Incentive		Plan Achievement			2023 Payout
Name	Target ($)	Maximum ($)	Personal Objectives (%)	Personal Objectives ($)	AIP Financial Metric Payout ($)	Overall % of AIP Target	Amount ($)

James Zallie	1,800,000	3,600,000	150.00%	540,000	1,823,400	131%	2,363,400

James Gray	593,300	1,186,600	143.75%	170,870	601,013	130%	771,884

Eric Seip	367,500	735,000	147.50%	108,780	372,278	131%	481,058

Nancy Wolfe	339,500	679,000	140.00%	95,060	343,914	129%	438,974

Jeremy Xu(1)	416,538	833,077	100.00%	83,308	421,953	121%	505,262

(1)	Target AIP reflects pro-ration based on salary change for new role effective May 2, 2023.

Long-term Incentive Compensation

We design our annual long-term incentive program (“LTIP”) to provide variable compensation in the form of equity that rewards executives when we achieve long-term results that align with stockholder interests. Our LTIP incentivizes our NEOs to focus on important performance objectives that we believe will translate into sustainable stockholder returns over the long term. For 2023, we continued with the same mix of awards used in prior years, as shown in the table below, to provide a balance of performance- and retention-based compensation to support our long-term strategy. This mix of awards, consisting of performance share units (“PSUs”), restricted stock units (“RSUs”), and stock options, is designed to tie executive compensation to TSR, balance performance focus with the ability to retain executives, and mitigate the risk of over-focusing on a single metric.

Vehicle	Weight	Structure	Purpose
PSUs	50%	• Number of shares earned may range from 0%- 200% of the target number of PSUs granted based on the business performance rating for the performance cycle • 3-year performance cycle

• Strengthens retention

• Promotes focus on specific performance goals critical to the success of the business

• Facilitates stock ownership when earned

• Aligns long-term interests with those of stockholders

RSUs	25%	• Value of award depends on our stock price at time of vesting • 3-year cliff vesting from date of grant	• Strengthens retention • Facilitates stock ownership
Stock Options	25%	• 3-year ratable vesting • 10-year term	• Requires stock price appreciation for value creation • Facilitates stock ownership • Aligns long-term interests with those of stockholders

2023 Annual Equity Grants to NEOs

The table below shows the 2023 annual equity grants to our NEOs. In determining each grant, the executive’s level of responsibility, individual and Company performance, external market positioning, and recommendations from the CEO (for the other NEOs) were all considered by the PCC Committee.

	2023 Annual Equity Grants(1)
	PSUs		RSUs		Stock Options
Name	(#)(2)	($)(3)	(#)(2)	($)(3)	(#)(2)	($)(3)

James Zallie	31,677	3,200,000	15,838	1,600,000	67,216	1,600,000

James Gray	7,053	712,500	3,527	356,250	14,966	356,250

Eric Seip	3,588	362,500	1,794	181,250	7,614	181,250

Nancy Wolfe	3,465	350,000	1,732	175,000	7,352	175,000

Jeremy Xu	3,465	350,000	1,732	175,000	7,352	175,000

(1)

Grant date for the annual equity grants was February 15, 2023. Grants of PSUs are reflected at target since actual shares earned, if any, will be determined after the three-year performance cycle ending on December 31, 2025.

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(2)

Number of shares is calculated using a trailing 20-day average Closing Price of our common stock. The number of stock options is determined by dividing the target value of the award by the Black-Scholes value on the grant date.

(3)

Represents the dollar amount approved by the PCC Committee. This amount differs from the value in the “Grants of Plan-Based Awards” table on page 41, which represents the accounting value of the award.

Performance Share Units

The PCC Committee approves performance targets for a three-year performance cycle when it grants PSUs. At the end of the three-year performance cycle, grants will vest only if the PCC Committee certifies that Company results meet or exceed the applicable performance thresholds set at the beginning of the cycle. Vested PSUs are settled in shares of common stock in the first quarter following the end of the performance cycle. Beginning with the 2023 performance year, dividend equivalents accrue during the performance period and are paid in cash based on the actual number of shares earned. However, if no performance shares are earned for a performance cycle, no dividends are paid.

The table below outlines the performance measures, weightings, and performance scale for the February 2023 annual PSU grant and outlines the rationale for selecting each metric. In selecting the metrics, the PCC Committee sought to incentivize behavior consistent with achieving our long-term growth objectives and to align the interests of our executives with the interests of our stockholders.

			Performance Scale
Metric	Weighting	Rationale	Threshold	Target	Maximum

Adjusted Return on Invested Capital (“Adjusted ROIC”)(1)	50%	Focuses on profitability and value-creating potential while also taking into account the amount of capital invested.	8.0%	10.0%	11.5%

Relative Total Shareholder Return (“rTSR”)	50%	Directly link awards to shareholder value creation and performance versus peers.	25th percentile	50th percentile	75th percentile

(1)

Adjusted ROIC is a financial performance ratio not defined under GAAP. The Company defines Adjusted ROIC as adjusted operating income, net of tax, divided by average end-of-year balances for the current year and prior year total net debt and equity. Adjusted operating income, net of tax, is a non-GAAP financial measure. The Company defines adjusted operating income, net of tax, as net income, as calculated in accordance with GAAP, as adjusted for the following items: provision for income taxes; other non-operating expense (income); financing costs; restructuring/impairment charges; acquisition/integration costs; charges primarily related to the impact of a U.S.-based work stoppage; and the income tax effect of the previously identified adjusted items.

2021 – 2023 Performance Share Plan Results – Annual Award (February 2021)

The following chart shows:

•	the key financial metrics, weighting, and performance goals the PCC Committee set in 2021,

•	our actual performance over the 2021 – 2023 performance cycle, and

•	the final performance results approved by the PCC Committee at the end of the 2021 – 2023 performance cycle.

Based on three-year results of maximum performance levels, the 2021 – 2023 PSU awards paid out at 200% of target, our first above-target payout since 2015. Actual results for the 2021 – 2023 performance cycle are shown below:

	2021 – 2023 Performance Cycle Results
Performance Metric	Weighting	Threshold	Target	Maximum	Actual	Payout

Adjusted ROIC (1)	50%	8.0%	10.0%	11.5%	11.7%	200%

rTSR (percentile rank)	50%	25th	Median	75th	95th	200%

Final Performance Rating						200%

(1)

Adjusted ROIC, which is a financial performance ratio not defined under GAAP, is defined by the Company in the manner specified in footnote 1 to the table presented under “Performance Share Units” above and is reported in our Form 10-K for the year ended December 31, 2023.

2021 – 2023 Performance Share Plan Results – Off-Cycle Award (March 2021)

In March 2021, the PCC Committee approved off-cycle equity grants for certain NEOs (excluding the CEO) and approximately 21 other key employees. These grants were performance-based, using the same Adjusted ROIC goal as the 2021-2023 annual performance share plan cycle. Therefore, the resulting payout for the performance-based portion of the March 2021 off-cycle award was 200% of target, consistent with the Adjusted ROIC results shown above.

Stock Options

Of our NEOs’ long-term incentive, 25% is delivered in the form of nonqualified stock options that vest ratably over three years and have a term of ten years. The exercise price of stock options is the Closing Price of our common stock on the grant date. Stock options have no realizable value at the time of grant. NEOs will realize value from stock options only if the Company’s share price appreciates above the exercise price.

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Restricted Stock Units

We grant RSUs to align the interests of our NEOs with the interests of our stockholders and to promote retention of critical talent. These awards also help to balance the long-term incentive compensation mix for our NEOs to minimize risk-taking.

RSUs granted to the NEOs in February 2023 cliff vest on the third anniversary of the date of the grant. As of each dividend payable date, additional RSUs equivalent to the value of the dividend are credited to the award. The additional RSUs credited are subject to the same terms and conditions as the underlying award.

We make long-term incentive grants at the PCC Committee’s first meeting of each year, typically in February, at the same time other elements of compensation are determined so that we can consider all elements of compensation simultaneously when making decisions.

OTHER COMPENSATION ELEMENTS

Limited Perquisites

We provide limited perquisites to our NEOs. The table below identifies and provides the business rationale for each perquisite provided to the NEOs in 2023. The PCC Committee believes offering certain limited perquisites is important for executive retention and recruitment and that the perquisites offered to the Company’s NEOs are similar in scope and value to those offered by companies with which we compete for talent.

Category	Business Rationale
Choice of Car Allowance or Automobile Lease

To allow the NEO the convenience of using a vehicle for business purposes without having to track and submit expenses or, in the case of a lease, take time for maintenance of a vehicle, ultimately saving time and allowing the NEO to be more productive.

Financial Planning and Tax Preparation

To address complex tax and financial situations and assist in compliance with local state and country tax laws for our executives with dual nationalities or work histories in multiple states and countries.

Executive Physical	To provide the NEO with the convenience of being able to obtain a complete physical examination while only having to schedule a single appointment, ultimately saving time.

Each of the NEOs is subject to income tax on the imputed income resulting from his or her perquisites and each is responsible for payment of any resulting taxes. We do not provide our NEOs with tax gross-ups on perquisites. The value of these limited perquisites is included in the “2023 Summary Compensation Table” on page 39 in the “All Other Compensation” column.

Retirement and Separation Benefits

Our U.S.-based NEOs are eligible for broad-based U.S. employee benefit plans on the same terms and conditions as U.S. salaried employees, including medical, dental, and life insurance as well as disability and accidental death and dismemberment coverage.

•	All eligible employees in the U.S., including the NEOs, may purchase additional life, dependent life, and accidental death and dismemberment coverage as part of their active employee benefit plans.

•	All salaried employees in the U.S. are eligible to participate in our salaried Retirement Savings Plan.

•

In the past, all salaried employees in the U.S., subject to certain service requirements, were also eligible to participate in the Cash Balance Plan Component of the Ingredion Pension Plan (the “Cash Balance Plan”) and our Master Retiree Welfare Plan (also known as Retiree Health Care Spending Accounts or “RHCSA”). Both of these plans were closed to new participants as of December 31, 2014.

Retirement Savings Plan

Our Retirement Savings Plan is a tax-qualified 401(k) savings plan that offers U.S. salaried employees the opportunity to contribute up to 75% of their respective eligible compensation on either a before-tax or after-tax basis.

•	The Company matches 100% of employee contributions up to the first 6% of eligible compensation contributed.

•	Employee contributions are fully vested upon contribution.

•	Company contributions are vested after three years of qualified employment with the Company.

•	Employees not eligible to participate in the Cash Balance Plan are eligible for an additional Company contribution of 3% of eligible compensation contributed to their retirement savings plan account.

Because Ms. Wolfe and Messrs. Seip and Xu are not eligible to participate in the Cash Balance Plan, they each receive the additional Company contribution of 3% of eligible compensation referenced above.

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Cash Balance Plan

Messrs. Zallie and Gray are the only NEOs who participate in the Cash Balance Plan. The Cash Balance Plan is a defined benefit qualified pension plan which was available to all U.S. salaried employees hired before January 1, 2015.

•	Participant accounts accrue pay credits based on years of service and monthly interest credits using a rate equal to a specified amount above the interest rate on short-term U.S. Treasury notes.

•	Pay credits are calculated as a percentage (3% to 10%) of a salaried employee’s eligible compensation (defined as base salary, overtime, and earned AIP award).

•

Pay credit percentage is determined by the employee’s years of service and reaches and remains at 10% after 35 years of service; the Plan is frozen at 2017 levels for purposes of calculating the pay credit percentage.

•	The value of a participant’s account at retirement is paid out either as a life or a joint and survivor annuity or in an optional form, such as a lump sum, if certain funding conditions are met.

•	The Cash Balance Plan provides for a three-year vesting period and all eligible participants are vested in their accounts.

Retiree Health Care Spending Account

Since Mr. Zallie is retirement eligible, he will be provided with a RHCSA account if his employment with the Company terminates. The RHCSA account aids in purchasing pre-age 65 retiree medical and dental coverage from the Company and in reimbursing for a Medicare supplement policy for coverage at age 65 or older. At termination, qualified employees have access to a RHCSA account for themselves and a RHCSA account in an equal amount for their then-qualified dependents. The balances in these accounts may be used by the pre-age 65 retiree and dependents to purchase from the Company, at the full cost, medical and dental benefits that mirror those provided by the Company to active employees.

Balances in these notional accounts are forfeited if the eligible employee terminates employment prior to age 55 with ten years of service at the time of termination. The accounts otherwise terminate on the death of the employee for the employee’s RHCSA and upon the death of the qualified dependent in the case of the dependent’s RHCSA.

Supplemental Executive Retirement Plan

Certain of our U.S.-based eligible employees, including all NEOs, are entitled to participate in our Supplemental Executive Retirement Plan (“SERP”). The purpose of this nonqualified, unfunded plan is to:

•	permit certain key executives to defer receipt of a portion of current compensation, including short- and long-term incentive payments, until a later year,

•

provide participants and their beneficiaries with the amount of retirement income that is not provided under the Cash Balance Plan or the Retirement Savings Plan by reason of statutory limits on eligible compensation under tax-qualified plans, and

•	preserve the opportunity for executives to continue to defer compensation that was deferred under previously maintained plans.

To the extent that an employee’s annual retirement income benefit under the Cash Balance Plan exceeds the limitations imposed by the U.S. Internal Revenue Code, additional benefits are provided through our nonqualified SERP via a Cash Balance Make-up Account to which we contribute the amounts that we would have contributed to the Cash Balance Plan absent those statutory limitations. Messrs. Zallie and Gray are the sole NEOs who have Cash Balance Make-up Accounts.

Participants are entitled to participate in Annual Deferral Accounts and Savings Plan Make-up Accounts under the nonqualified SERP. To the extent that benefits are limited under the Retirement Savings Plan due to statutory limits on compensation and deferral under tax-qualified plans, participants are permitted to defer compensation through the SERP. In addition, we make matching contributions on voluntary contributions to the Savings Plan Make-up Accounts in the amount that we would have contributed to the Retirement Savings Plan absent those statutory limitations. A participant is vested in his or her Savings Plan Make-up Account to the extent that the participant is vested in the Retirement Savings Plan matching contributions. SERP participants are general, unsecured creditors of the Company.

Change in Control Severance Agreements

To promote retention in the face of an actual or rumored change in control of the Company, or “CIC,” we maintain executive severance agreements with each of our NEOs. These agreements are intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of stockholders and other stakeholders of the Company without undue concern over whether the transactions may jeopardize the NEO’s own employment.

The agreements require us or a successor company to make certain payments and provide certain benefits if the NEO’s employment is terminated by us or a successor company other than because of death, “Disability” or “Cause,” or by the NEO for “Good Reason,” in each case,

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within two years of a CIC. Disability, Cause, and Good Reason are defined in the severance agreements. Because these agreements are provided to satisfy different objectives than our standard compensation program, decisions made under this program do not affect our standard compensation program.

The terms of these agreements are similar to those provided by other companies, and we offer them in part to provide a competitive compensation package. Information regarding potential payments under these agreements for the NEOs is provided in “Potential Payments Upon Termination or Change in Control” beginning on page 45.

HOW COMPENSATION DECISIONS ARE MADE

Role of Peer Groups

The PCC Committee uses two different groups of companies to (i) benchmark executive compensation, market practices, and compensation design and (ii) assess relative performance.

Compensation Peer Group

The PCC Committee annually reviews compensation data from a comparator group of companies as one reference point when making compensation decisions for all executive pay, including CEO pay, and when benchmarking compensation plan designs.

With the assistance of the independent executive compensation consultant, the PCC Committee reviewed peer group market data from public filings and proprietary survey sources to determine the competitiveness of target pay levels. Other factors considered in NEO compensation decisions include individual performance, job responsibilities, leadership, years of experience, Company performance, and long-term growth potential.

We routinely review the selection criteria and companies in our Compensation Peer Group to ensure all companies are still meeting the original criteria for selection. After careful review, with input from the independent executive compensation consultant, three peer companies (Pilgrim’s Pride, Sanderson Farms, and Seaboard Corporation) were removed and two new peer companies (Constellation Brands and Darling Ingredients) were added in 2023. In total, the 2023 Compensation Peer Group consists of 18 companies with a median revenue of $8.7 billion.

The table below shows our criteria for choosing the Compensation Peer Group and how it is used:

How the Compensation Peer Group Was Chosen	2023 Compensation Peer Group	How We Use the Compensation Peer Group

• Revenue size: 1/3x – 3x Ingredion revenue

• Strong focus in the food product and beverage industry

• Global footprint with sales and operations outside of the United States

• Similar business structure

• Also considered market cap, capital intensity, and EBITDA

• Campbell Soup Company

• The Clorox Company

• Conagra Brands, Inc.

• Constellation Brands Inc.

• Darling Ingredients Inc.

• Eastman Chemical Company

• Flowers Foods, Inc.

• Fresh Del Monte Produce Inc.

• The Hershey Company

• Hormel Foods Corporation

• The J.M. Smucker Company

• Kellanova Company (f/k/a Kellogg Company)

• Keurig Dr Pepper Inc.

• Lamb Weston Holdings, Inc.

• McCormick & Company, Inc.

• Molson Coors Beverage Company

• Post Holdings, Inc.

• TreeHouse Foods, Inc.

• Benchmarking:

i. Annual and long-term incentive plan design

ii.  Total direct compensation (at target levels), including base salary, and annual and long-term incentive awards

iii. Stock ownership requirements

iv. Perquisites

• Assess the competitiveness of total direct compensation awarded to senior executives

• Compare pay-for-performance alignment

We review all elements of compensation annually in order to appropriately consider the relationships between all compensation elements as well as to assess the appropriateness of the total compensation package for each NEO. We also consider the strength of our financial performance, the NEO’s position and level of responsibility, internal comparisons, individual performance, and competitive market data for the Compensation Peer Group.

Performance Peer Group

We compare our TSR performance against our Performance Peer Group, which allows us to structure long-term incentive compensation linked directly to the performance of our peers. This group of companies is less relevant as a comparator for compensation levels for executive

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Executive Compensation

positions because of differences in company size, market capitalization, scope, business structure, and geographic footprint. We consider these companies industry competitors, so we believe that comparing our performance against this peer group provides a valuable measure of our performance. We also believe investors are more likely to consider the stocks of the Performance Peer Group as alternatives to an investment in our stock than the companies in the Compensation Peer Group, in part because their business operations are more similar to ours.

We also routinely review the selection criteria and companies in our Performance Peer Group to ensure all companies are still meeting the original criteria for selection. After careful review, the PCC Committee, with input from its independent executive compensation consultant, determined no updates to the Performance Peer Group were necessary for 2023, other than the removal of Koninklijke DSM N.V. after its merger with Firmenich International SA in May 2023. The 2023 Performance Peer Group consists of 19 companies.

The table below shows our criteria for choosing the 2023 Performance Peer Group and how it is used.

How the Performance Peer Group Was Chosen	2023 Performance Peer Group	How We Use the Performance Peer Group

• Focused on basic ingredient, food additives, and midstream manufacturing

• Market capitalization between $1 billion and $50 billion

• Correlation in stock price

• Comparable commodity price sensitivity

• Overseas operations

• AAK AB

• Archer Daniels-Midland Company

• Associated British Foods plc

• Celanese Corporation

• Danone S.A.

• Ecolab Inc.

• General Mills, Inc.

• Huntsman Corporation

• Kellanova Company (f/k/a Kellogg Company)

• Kerry Group plc

• The Kraft Heinz Company

• McCormick & Company, Inc.

• Mondelēz International, Inc.

• Novozymes A/S

• Sealed Air Corporation

• Sensient Technologies Corporation

• Tate & Lyle plc

• Tyson Foods, Inc.

• Unilever PLC

• Compare annualized TSR to assess our results against the TSR performance measure for PSUs

DECISION-MAKING PROCESS

Role of the Compensation Consultant

The PCC Committee retains an independent executive compensation consultant to assist in evaluating executive compensation programs. The consultant advises the PCC Committee regarding the amount and form of executive and director compensation, pay-for-performance alignments, and plan design to support the strategic and financial goals of the Company. Conferring with a consultant provides additional assurance that our executive and director compensation programs are reasonable, market competitive, and aligned with our objectives.

The PCC Committee has engaged Meridian as its independent executive compensation consultant. For additional information regarding the PCC Committee’s use of an independent executive compensation consultant, see “People, Culture, and Compensation Committee” on page 12.

Compensation Consultant Responsibilities:

•	Regularly update the PCC Committee on executive compensation market trends, incentive practices, and legislation pertaining to executive compensation

•	Attend all PCC Committee meetings, including executive sessions without management present

•	Provide guidance on executive compensation programs to promote market competitiveness

•	Provide research, data, survey information and design expertise in support of the development of compensation programs for executives and the design of incentive programs for all eligible employees

•	Review and recommend compensation of non-employee directors

•	Conduct a pay-for-performance assessment

•	Advise the PCC Committee on the appropriate comparator peer groups for compensation and performance

•	Provide guidance to the PCC Committee on CEO compensation

•	Provide an independent assessment of the CEO’s recommendations on NEO compensation to the PCC Committee

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Role of the PCC Committee

The PCC Committee is accountable for ensuring executive compensation decisions are made in the best long-term interests of our stockholders and for administering the compensation program for Ingredion’s executive officers, including the NEOs, accordingly. Annually, the PCC Committee reviews and approves each element of compensation and, if warranted, the PCC Committee recommends adjustments to individual elements of compensation to achieve an overall total targeted compensation it believes is market-competitive and consistent with our compensation philosophy and objective to attract, retain, and motivate a diverse and talented workforce. In its deliberations, the PCC Committee reviews data prepared by the independent consultant on pay levels in our Compensation Peer Group (as described above) and reviews NEO (other than the CEO) performance based on the evaluations presented by the CEO.

Additionally, the PCC Committee reviews and approves management’s recommendations for equity grants made annually under our Stock Incentive Plan during its first meeting of the fiscal year, which is typically held in February. The PCC Committee approves grants of equity awards to NEOs, other than the CEO, at the same time it approves grants of equity awards to all other eligible employees. In addition, the PCC Committee approves grants of equity awards to the CEO, subject to approval by the non-employee directors of the board. The PCC Committee and the board do not time such grants in coordination with the Company’s possession or release of material non-public information or other information. Meetings of the PCC Committee are generally scheduled at least one year in advance.

The PCC Committee approves performance measures and payout ranges for both AIP and LTIP metrics and, at year end, certifies levels of achievement of Company and regional performance for each program as applicable.

Role of Management

The compensation of every employee, including each NEO, is influenced in large part by the responsibilities of the position and the need to ensure that employees having similar job responsibilities are paid equitably, with consideration for individual performance. The CEO makes compensation recommendations to the PCC Committee for base salary and annual and long-term incentive compensation for the NEOs, other than himself, and considers pay competitiveness as well as both individual and Company performance when making his recommendations. For 2023, based on the NEO’s contributions throughout the year, the CEO provided the PCC Committee with an individual performance assessment and rating recommendation as well a compensation recommendation (including base salary and long-term incentive recommendation) for each NEO.

The PCC Committee considers the CEO’s analysis and direct knowledge of each NEO’s performance and contributions when determining the individual performance rating for each NEO and when approving compensation decisions.

COMPENSATION GOVERNANCE

Stock Ownership Requirements

To further align NEO and stockholder interests, NEOs are required to establish and maintain a significant level of direct stock ownership. The following chart summarizes our requirements, which are comparable to the requirements at the majority of companies in our Compensation Peer Group.

Key Provision	Explanation of Key Provision

Ownership Requirement	• CEO: 6 times salary • Other NEOs: 3 times salary

Time to Meet Requirement	• 5 years from the date the ownership requirement becomes applicable whether through new hire or promotion

Shares Counted Toward Ownership

• Includes direct and indirect ownership of common stock, including shares owned outright, unvested RSUs, shares held through the Ingredion 401(k) plan, and phantom stock units held in the SERP

• Excludes unexercised stock options and unvested PSUs

Additional Requirements

• Prior to attaining their ownership requirement, NEOs are not permitted to sell shares of common stock, other than to fund the payment of the exercise price of stock options or to fund the payment of taxes upon the exercise of stock options or vesting of performance shares or RSUs

The PCC Committee monitors NEO compliance with the stock ownership requirements. As of December 31, 2023, all NEOs have either exceeded their stock ownership requirements or are within the five-year compliance window in which to meet their ownership requirement.

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Executive Compensation

Clawback Policy

In October 2023, the Board of Directors adopted a revised incentive compensation recoupment policy to comply with the updated NYSE standards adopted in connection with the SEC’s final rule implementing the mandatory clawback provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The revised policy requires the Company (subject to certain exemptions if recovery would be “impracticable,” as defined by the SEC in the final rule) to recover excess cash and equity-based incentive compensation received by a current or former Section 16 executive officer (based on a three-year lookback period) that was based upon the achievement of certain financial results in the event of any financial restatement. Actions under the policy to recover incentive compensation include, to the extent permitted by applicable law:

•

seeking reimbursement of the incremental portion of incentive-based awards paid to executive officers in excess of the awards that would have been paid based on the restated financial results, with all forms of incentive-based compensation subject to this policy,

•	looking back over the three-year period prior to the restatement for recoupment, including recoupment of compensation paid to both current and former executives, and

•

in the PCC Committee’s discretion, recoupment of amounts of excess incentive-based compensation paid to any executive officer in conjunction with any incorrect financial results (even if not resulting in a restatement), or misconduct on the part of the officer, constituting fraud, commission of a felony, material violation of any written agreement with or policies of the Company, or any other material breach of fiduciary duty injurious to the Company.

In addition, our CEO and CFO are subject to any clawbacks that may be required under the Sarbanes-Oxley Act of 2002.

Hedging and Pledging Policy

The Company maintains a securities trading policy that applies to our employees, including executive officers and other officers, and directors and prohibits certain activities relating to specified securities, as described below. The policy also applies to family members who reside with any director or employee, any other person who lives in the director’s or employee’s household, and any other family members whose transactions in securities are directed by, or subject to the influence or control of, the director or employee, as well as entities, such as a corporation, partnership, or trust, controlled by the director or employee.

The policy prohibits directors and executive officers, and strongly discourages other employees, from engaging in hedging and monetization transactions that would permit any such person to continue to own the securities without the full risks and rewards of ownership, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds.

The policy also generally prohibits directors and executive officers from holding Company securities in a margin account or otherwise lending Company securities as collateral for a loan. An exception to the prohibition on pledging may be granted where a director or officer wishes to pledge Company securities for a loan (not involving margin debt) and clearly demonstrates the financial capacity to repay the loan without recourse to the pledged securities.

The provisions of the securities trading policy apply to transactions in all equity and other securities, including awards granted under equity compensation plans, issued by the Company that are held by any person covered by the policy. Securities subject to the policy also include derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to Company securities.

The administrator of the policy has the discretion, on a case-by-case basis and in appropriate circumstances, to waive or modify the restrictions and prohibitions on the hedging and other transactions described above.

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2023 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
James Zallie President and CEO	2023	1,195,600	—	5,182,466	1,599,741	2,363,400	557,470	203,315	11,101,992
	2022	1,143,526	—	4,756,723	1,562,393	1,792,396	29,572	192,256	9,476,866
	2021	1,101,990	—	5,402,825	1,622,964	1,651,973	356,593	189,738	10,326,083
James Gray EVP and Chief Financial Officer	2023	695,667	—	1,153,956	356,191	771,884	76,853	102,467	3,157,018
	2022	667,542	—	989,446	324,976	673,064	31,518	93,258	2,779,804
	2021	639,655	—	1,588,429	343,844	592,847	49,712	73,853	3,288,340
Eric Seip SVP, Global Operations and Chief Supply Chain Officer	2023	523,292	—	587,015	181,213	481,058	13,551	103,800	1,889,929
	2022	502,875	100,000	475,701	156,239	399,713	896	116,393	1,751,817
	2021	474,119	250,000	807,877	137,535	312,429	191	138,964	2,121,115
Nancy Wolfe SVP and Chief Human Resources Officer	2023	482,917	122,230	566,842	174,978	438,974	2,490	95,449	1,883,880
	2022	432,282	215,000	673,033	137,486	330,546	29	138,014	1,926,390
Jeremy Xu(7) SVP, Chief Innovation Officer and President, Global Healthful Solutions	2023	592,917	—	719,021	174,978	505,262	—	98,659	2,090,837
	2022	548,063	500,000	437,655	143,742	423,227	—	103,797	2,156,484
	2021	526,604	700,000	850,521	151,295	370,411	—	120,978	2,719,809

(1)

For each of Ms. Wolfe and Messrs. Seip and Xu, amount reflects the portion of their respective sign-on award paid in cash in the respective year shown above. For Mr. Seip, amount reflects the portion of his sign-on award paid in cash in 2021 and 2022, for which he would be required to repay 100% of award if he left the Company within six months of the payment date and 50% of the award if he left the Company between six months and one year after the payment date. For Ms. Wolfe and Mr. Xu, amount reflects the portion of their respective sign-on award paid in cash in the years shown above, for which the NEO would be required to repay 100% of the award if the NEO left the Company within one year of the payment date and 50% of the award if the NEO left the Company between years one and two of the payment date. Mr. Xu’s resignation effective April 8, 2024 will not trigger any such repayment obligation.

(2)

Amounts reflect the aggregate grant date fair value of performance shares and RSUs granted in the current and prior years, computed in accordance with Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) of the Financial Accounting Standards Board. Additional information regarding the awards is set forth in the “Grants of Plan-Based Awards” table on page 41 and the “Outstanding Equity Awards at Fiscal Year-End” table on page 42. The assumptions used in determining the fair value of the awards are set forth in note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. The actual amounts ultimately realized from the disclosed performance share awards and RSUs will likely vary from the disclosed amounts based on a number of factors, including the amounts of the actual awards, our actual operating performance, stock price fluctuations, differences from the valuation assumptions used, and the timing of exercise or vesting of the awards. The actual value an NEO receives will depend on the number of shares earned and the Closing Price of our common stock on the vesting date. Because the accounting valuation for the performance share awards is calculated using a Monte Carlo simulation model, the target value utilized by the PCC Committee to determine the number of performance shares to grant differs from the valuation used for accounting purposes.

For performance shares granted in 2023, the table above includes the grant date fair value based on the probable outcome of the performance conditions. Assuming that the highest level of performance conditions will be achieved, the maximum grant date value would be as follows: Mr. Zallie, $7,238,828; Mr. Gray, $1,611,752; Mr. Seip, $819,930; Ms. Wolfe, $791,822; and Mr. Xu, $791,822.

(3)

This column represents the grant date fair value of stock option awards granted in the current and prior years, computed in accordance with FASB ASC Topic 718. Additional information regarding the awards is set forth in the “Grants of Plan-Based Awards” table on page 41 and the “Outstanding Equity Awards at Fiscal Year-End” table on page 42. The assumptions used in determining the fair value of the awards are set forth in note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. The actual amounts ultimately realized by the NEOs from the disclosed option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or vesting of the awards. Because we consider vesting restrictions and forfeiture assumptions to determine the grant date fair value of stock option awards, the target value utilized by the PCC Committee to determine the number of stock options to grant differs from the valuation used for accounting purposes and disclosed in this column. Stock options granted in 2021, 2022, and 2023 vest in three equal installments on the first three anniversaries of their respective grant dates.

(4)	Amounts reflect awards made under our 2023 AIP that were paid in March 2024.

(5)

Amounts reflect the aggregate actuarial increase in the present value of benefits under all our pension plans. Amounts were determined by using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements. For 2023 for Messrs. Zallie and Gray, the amounts consist of the actuarial increase in the value of the Cash Balance Plan and Cash Balance Make-up Account. Ms. Wolfe and Messrs. Seip and Xu do not participate in the Cash Balance Plan. For Ms.Wolfe and Messrs. Gray, Seip, and Zallie includes actual earnings in the SERP in excess of the 120% applicable federal rate for 2023.

INGREDION INCORPORATED	2024 PROXY STATEMENT 39

Executive Compensation

(6)	Amounts shown in the “All Other Compensation” column for 2023 reflect the following:

Named Executive Officer	Company Contributions to Qualified and Nonqualified Savings Plans(a) ($)	Perquisites(b) ($)	Other(c) ($)	Total All Other Compensation ($)

James Zallie	179,280	15,535	8,500	203,315

James Gray	78,007	15,000	9,460	102,467

Eric Seip	75,729	20,500	7,571	103,800

Nancy Wolfe	68,982	19,007	7,460	95,449

Jeremy Xu	78,936	18,823	900	98,659

(a)

Reflects matching contributions by the Company for compensation contributed by participants under our Retirement Savings Plan (with an additional 3% contribution for Ms. Wolfe and Messrs. Seip and Xu, as they do not participate in the Cash Balance Plan) and, if applicable, to Cash Balance Make-up Accounts and Savings Plan Make-up Accounts.

(b)

Amounts include the costs of providing a leased automobile or the use of a Company automobile or automobile allowance to each of our NEOs, the cost of financial planning/tax preparation services, and the cost of an executive physical.

(c)

Reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and such other benefits. The amounts reported for Mr. Gray and Ms. Wolfe reflect the “Bring Your Own Device” allowance payments received during 2023. The amounts reported also include matching contributions for all of the NEOs by the Company made under a charitable matching gift program, which provides for matching contributions by the Company, consisting of a $2 match for every $1 of the first $1,000 contributed and a $1 match for every $1 of the next $6,500 contributed.

(7)

Mr. Xu has notified the Company that he will resign from his current position effective April 8, 2024. All of Mr. Xu’s unvested stock awards and stock options will forfeit upon termination of his employment.

40 INGREDION INCORPORATED	2024 PROXY STATEMENT

Executive Compensation

Grants of Plan-Based Awards

The following table presents information related to awards paid under our AIP and grants of performance shares, RSUs, and stock options received under our Stock Incentive Plan during 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Grant Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Stock Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)

James Zallie	—	AIP	900,000	1,800,000	3,600,000	—	—	—	—	—	—	—

	2/15/2023	Stock Options	—	—	—	—	—	—	—	67,216	98.69	1,599,741
	2/15/2023	Performance Share Units	—	—	—	15,839	31,677	63,354	—	—	—	3,619,414

	2/15/2023	Restricted Stock Units	—	—	—	—	—	—	15,838	—	—	1,563,052

James Gray	—	AIP	296,650	593,300	1,186,600	—	—	—	—	—	—	—

	2/15/2023	Stock Options	—	—	—	—	—	—	—	14,966	98.69	356,191

	2/15/2023	Performance Share Units	—	—	—	3,527	7,053	14,106	—	—	—	805,876

	2/15/2023	Restricted Stock Units	—	—	—	—	—	—	3,527	—	—	348,080

Eric Seip	—	AIP	183,750	367,500	735,000	—	—	—	—	—	—	—

	2/15/2023	Stock Options	—	—	—	—	—	—	—	7,614	98.69	181,213

	2/15/2023	Performance Share Units	—	—	—	1,794	3,588	7,176	—	—	—	409,965

	2/15/2023	Restricted Stock Units	—	—	—	—	—	—	1,794	—	—	177,050

Nancy Wolfe	—	AIP	169,750	339,500	679,000	—	—	—	—	—	—	—

	2/15/2023	Stock Options	—	—	—	—	—	—	—	7,352	98.69	174,978

	2/15/2023	Performance Share Units	—	—	—	1,733	3,465	6,930	—	—	—	395,911

	2/15/2023	Restricted Stock Units	—	—	—	—	—	—	1,732	—	—	170,931

Jeremy Xu	—	AIP	208,269	416,538	833,077	—	—	—	—	—	—	—

	2/15/2023	Stock Options	—	—	—	—	—	—	—	7,352	98.69	174,978

	2/15/2023	Performance Share Units	—	—	—	1,733	3,465	6,930	—	—	—	395,911

	2/15/2023	Restricted Stock Units	—	—	—	—	—	—	1,732	—	—	170,931

	5/2/2023	Restricted Stock Units	—	—	—	—	—	—	1,440	—	—	152,179

(1)

Amounts shown reflect the possible range of payouts under our 2023 AIP, which are payable in cash. The AIP is the Company’s annual bonus plan that is based on achievement of financial performance and strategic objectives. For the actual amounts earned pursuant to the AIP for 2023, see the “Non-Equity Incentive Plan Compensation” column in the “2023 Summary Compensation Table” on page 39. For a detailed discussion of the AIP, including targets and plan mechanics, see “Elements of Compensation – Annual Incentive Plan” in the Compensation Discussion and Analysis section of this proxy statement. Payouts can range from 0% -200%. Awards under the AIP for NEOs are determined using their annual base salary and individual incentive target percentage for the plan year.

(2)

Amounts reflect the terms of grants of performance shares under our Stock Incentive Plan. The grant date fair value of these shares is included in the “Stock Awards” column in the “2023 Summary Compensation Table” on page 39.

(3)	Exercise price for these options is the Closing Price of our common stock on the grant date.

(4)

Column shows the grant date fair value of stock awards and option awards under FASB ASC Topic 718. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting schedule. For stock options, fair value is calculated based on the grant date fair value estimated using the Black-Scholes option pricing model for financial reporting purposes, which was $23.80 for the grants on February 15, 2023. For additional information on the valuation assumptions, see note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. Actual amounts ultimately realized by the NEOs from the disclosed stock and option awards will likely vary based on a number of factors, including the amounts of the actual awards, our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise of the awards. Stock options vest in three equal installments on the first, second and third anniversaries of the grant date.

INGREDION INCORPORATED	2024 PROXY STATEMENT 41

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table presents information relating to stock options, RSUs, and performance shares held by our NEOs on December 31, 2023.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options				Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable (#)	Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	(#)(1)	Market Value(2)	(#)(1),(3)	Market or Payout Value(4)
James Zallie	2/3/2015	27,500	—	82.28	2/3/2025	—	—	—	—
	2/2/2016	28,831	—	99.96	2/2/2026	—	—	—	—
	2/7/2017	25,043	—	118.97	2/7/2027	—	—	—	—
	1/1/2018	74,858	—	139.80	1/1/2028	—	—	—	—
	2/8/2019	96,316	—	91.85	2/8/2029	—	—	—	—
	2/4/2020	128,522	—	88.35	2/4/2030	—	—	—	—
	2/9/2021	87,913	43,956	87.12	2/9/2031	20,171	2,189,179	—	—
	2/16/2022	34,630	69,260	88.66	2/16/2032	18,039	1,957,815	34,258	3,718,021
	2/15/2023	—	67,216	98.69	2/15/2033	16,186	1,756,623	31,677	3,437,905
James Gray	2/3/2015	4,988	—	82.28	2/3/2025	—	—	—	—
	2/2/2016	4,807	—	99.96	2/2/2026	—	—	—	—
	2/7/2017	12,090	—	118.97	2/7/2027	—	—	—	—
	2/6/2018	18,352	—	130.30	2/6/2028	—	—	—	—
	2/8/2019	19,620	—	91.85	2/8/2029	—	—	—	—
	2/4/2020	26,358	—	88.35	2/4/2030	—	—	—	—
	2/9/2021	18,625	9,313	87.12	2/9/2031	4,274	463,848	—	—
	3/16/2021	—	—	—	—	870	94,461	—	—
	2/16/2022	7,203	14,406	88.66	2/16/2032	3,752	407,245	7,126	773,385
	2/15/2023	—	14,966	98.69	2/15/2033	3,604	391,186	7,053	765,462
Eric Seip	1/11/2021	—	—	—	—	4,773	518,011	—	—
	2/9/2021	7,450	3,725	87.12	2/9/2031	1,709	185,516	—	—
	2/16/2022	3,463	6,926	88.66	2/16/2032	1,804	195,793	3,426	371,824
	2/15/2023	—	7,614	98.69	2/15/2033	1,833	198,976	3,588	389,406
Nancy Wolfe	1/24/2022	—	—	—	—	2,777	301,405	—	—
	2/16/2022	3,047	6,095	88.66	2/16/2032	1,587	172,247	3,015	327,218
	2/15/2023	—	7,352	98.69	2/15/2033	1,770	192,099	3,465	376,056
Jeremy Xu	2/9/2021	8,195	4,098	87.12	2/9/2031	1,880	204,079	—	—
	3/16/2021	—	—	—	—	1,360	147,567	—	—
	2/16/2022	3,186	6,372	88.66	2/16/2032	1,660	180,134	3,152	342,087
	2/15/2023	—	7,352	98.69	2/15/2033	1,770	192,099	3,465	376,056
	5/2/2023	—	—	—	—	1,462	158,628	—	—

42 INGREDION INCORPORATED	2024 PROXY STATEMENT

Executive Compensation

(1)	The vesting schedule for all outstanding unvested stock and stock options is as follows:

Grant Date	Grant Type	Vesting Schedule

1/11/2021	RSUs	100% of the grant vested on 01/11/2024.

2/9/2021	RSUs	100% of the grant vested on 02/09/2024.

2/9/2021	Stock Options	First tranche (33%) vested on 02/09/2022, second tranche (33%) vested on 02/09/2023 and last tranche (34%) vested on 02/09/2024.

3/16/2021	RSUs	First tranche (33%) vested on 03/16/2022, second tranche (33%) vested on 03/16/2023 and last tranche (34%) vested on 03/16/2024.

1/24/2022	RSUs	100% of the grant will vest on 01/24/2025.

2/16/2022	PSUs	100% of the grant vests upon approval of the PCC Committee, subject to the satisfaction of the performance criteria. Distribution of any shares awarded will be no later than 03/15/2025.

2/16/2022	RSUs	100% of the grant will vest on 02/16/2025.

2/16/2022	Stock Options	First tranche (33%) vested on 02/16/2023, second tranche (33%) vested on 02/16/2024 and last tranche (34%) will vest on 02/16/2025.

2/15/2023	PSUs	100% of the grant vests upon approval of the PCC Committee, subject to the satisfaction of the performance criteria. Distribution of any shares awarded will be no later than 03/15/2026.

2/15/2023	RSUs	100% of the grant will vest on 02/15/2026.

2/15/2023	Stock Options	First tranche (33%) vested on 02/15/2024, second tranche (33%) will vest on 02/15/2025 and last tranche (34%) will vest on 02/15/2026.

5/2/2023	RSUs	100% of the grant will vest on 5/02/2026.

(2)	Value is the number of unvested RSUs multiplied by the Closing Price of our common stock on December 29, 2023 ($108.53).

(3)	Amounts reflect unearned performance shares from the 2022 and 2023 performance share awards (at target performance level).

(4)

Value is the number of unearned performance shares from the 2022 and 2023 performance share awards (at target performance level) multiplied by the Closing Price of our common stock on December 29, 2023 ($108.53).

Option Exercises and Stock Vested

The following table presents information regarding stock options that were exercised by our NEOs and shares of stock acquired upon vesting of PSU and RSU awards by each of the NEOs in 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2),(3) ($)

James Zallie	—	—	92,779	9,994,762

James Gray	7,710	352,398	25,205	2,712,599

Eric Seip	—	—	6,316	688,886

Nancy Wolfe	—	—	—	—

Jeremy Xu	—	—	12,052	1,257,092

(1)

The value realized on exercise of option awards is equal to the number of stock options exercised multiplied by the difference between the price at which the option is exercised and the Closing Price of our common stock on the grant date of the applicable stock option.

(2)

Represents the vesting of restricted stock unit awards granted in 2020 that vested in February 2023 and the shares awarded for the 2021 – 2023 performance cycle based on actual performance for the cycle, which ended on December 31, 2023.

(3)

Amounts shown are calculated based on the Closing Price of our common stock on the date of vesting. The amounts also include earned dividend equivalents for RSUs. Performance shares are earned based on achievement against pre-defined performance metrics, targets, and ranges set for the performance period. Performance against rTSR and Adjusted ROIC was above target, resulting in a performance achievement level of 200% (see “2021 – 2023 Performance Share Plan Results” on page 32 for details).

INGREDION INCORPORATED	2024 PROXY STATEMENT 43

Executive Compensation

2023 Pension Benefits

We have several pension benefit plans available to U.S. salaried employees.

CASH BALANCE PLAN

Our Cash Balance Plan is a defined benefit qualified pension plan that is available to all U.S. salaried employees hired before January 1, 2015. Participant accounts accrue pay credits based on years of service and monthly interest credits using a rate equal to a specified amount above the interest rate on short-term U.S. Treasury notes. Pay credits are calculated as a percentage (3% to 10%) of a salaried employee’s eligible compensation (defined as base salary, overtime, and earned AIP award). The pay credit percentage is determined by the employee’s years of service, but no additional service on or after January 1, 2017 is taken into account for purposes of determining the pay credit percentage since a participant’s pay credit percentage was frozen as of January 1, 2017. The value of a participant’s account at retirement is paid out either as a life or joint and survivor annuity or in an optional form, such as a lump sum, if certain funding conditions are met. The Cash Balance Plan provides for a three-year vesting period.

Mr. Zallie participated in the National Starch LLC Pension Plan during his employment with National Starch until Ingredion acquired that company in October 2010. The National Starch LLC Pension Plan was frozen effective December 31, 2010, and Mr. Zallie ceased to accrue benefits under this plan. Mr. Zallie had 27 years of credited service under the plan when it was frozen.

NONQUALIFIED CASH BALANCE MAKE-UP ACCOUNTS

To the extent that an employee is a participant in the Cash Balance Plan and such employee’s annual retirement income benefit under the plan exceeds the limitations imposed by the Internal Revenue Code, additional benefits are provided through our nonqualified SERP via a Cash Balance Make-up Account. Messrs. Zallie and Gray have Cash Balance Make-up Accounts. Messrs. Seip and Xu and Ms. Wolfe are not eligible for the Cash Balance Plan and therefore do not have a corresponding nonqualified Cash Balance Make-up Account.

The following table shows the actuarial present value of each named executive officer’s accumulated benefit under each of our pension plans.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year

James Zallie	Cash Balance Plan	40	395,521	—

	Nonqualified Cash Balance Make-up Account	40	1,800,734	—

	National Starch LLC Pension Plan	27	1,188,141	—

	National Starch Excess Pension Plan	27	1,787,415	—

James Gray	Cash Balance Plan	10	103,338	—

	Nonqualified Cash Balance Make-up Account	10	206,819	—

(1)

The present value of the accumulated benefit reflects current vested balances in the Cash Balance Plan, which will be distributed upon termination, regardless of the age of the participant at termination, and balances in the Cash Balance Make-up Accounts, which will be distributed in accordance with individual elections. For Mr. Zallie, the present value includes the accumulated benefits in the National Starch LLC Pension Plan and the National Starch Excess Pension Plan. See note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions used to determine the present value of accumulated benefits under our pension plans.

2023 Nonqualified Deferred Compensation

The Ingredion Incorporated Supplemental Executive Retirement Plan provides participants with an elective deferral opportunity and is designed to satisfy the requirements of Section 409A of the Internal Revenue Code. Under our SERP, NEOs may defer up to: (i) 20% of their annual base salary, (ii) 75% of their AIP award and (iii) 100% of any earned performance shares under our LTIP. Our SERP is an unfunded plan and is not regulated or protected under the Employee Retirement Income Security Act of 1974 (“ERISA”). The SERP is a combination of plans that mirror plans being operated by our former parent company at the time we became an independent public company and SERP participants are general, unsecured creditors of the Company.

The SERP is designed to provide participants with the benefit of the company non-elective contributions that could not be made to their accounts under the 401(k) plan due to Internal Revenue Code limitations. Such contributions are made on behalf of all eligible participants, including our NEOs, and are equal to the amount of the non-elective contributions that a participant would have otherwise received under the 401(k) plan and the Cash Balance Plan on the portion of their salary that exceeded the applicable Internal Revenue Code limits.

44 INGREDION INCORPORATED	2024 PROXY STATEMENT

Executive Compensation

Amounts deferred are, at the election of each NEO, deemed to be invested in a cash account at a prime interest rate or in phantom units of our common stock, provided that, if deferred, earned performance shares must be deferred into phantom units of our common stock. Deemed investment earnings are credited at the monthly compound equivalent of the prime rate, which is adjusted quarterly based upon the published prime rate, or the increase or decrease of the fair market value of the applicable number of shares of our common stock. When dividends are paid on our common stock, deemed investments in common stock are credited with the amount of the dividends, which are deemed to be invested in additional phantom stock units at the fair market value of a share of our common stock on the dividend payment date. Phantom stock units are paid through the issuance of shares of common stock at the time of distribution equal to the number of phantom stock units owned at that time.

The following table shows contributions, earnings, withdrawals, and distributions during fiscal 2023 and the account balances as of December 31, 2023, for our NEOs.

Name	Executive Contributions in 2023(1) ($)	Company Contributions in 2023(2) ($)	Aggregate Earnings in 2023(3) ($)	Aggregate Withdrawal/ Distributions in 2023 ($)	Aggregate Balance on December 31, 2023(3) ($)

James Zallie	179,280	168,496	285,298	—	3,770,827

James Gray	83,732	59,662	75,144	—	797,813

Eric Seip	303,921	49,802	82,064	—	881,898

Nancy Wolfe	29,008	40,480	4,538	—	94,408

Jeremy Xu	406,358	49,162	148,082	—	1,223,181

(1)

Employee contributions include any deferrals of annual compensation, including earned awards under the AIP and any earned performance shares. These amounts are included in the NEOs’ compensation in the columns captioned “Salary,” “Bonus,” “Stock Awards,” or “Non-Equity Incentive Plan Compensation” in the “2023 Summary Compensation Table” on page 39.

(2)

Amounts represent Company matching contributions for compensation contributed by participants under our SERP (with an additional 3% contribution for eligible earnings over the IRS qualified compensation limit for Ms. Wolfe and Messrs. Seip and Xu, as they do not participate in the Cash Balance Plan) and, if applicable, Cash Balance Make-up Accounts and Savings Plan Make-up Accounts. These amounts are also included in each NEO’s compensation in the “All Other Compensation” column in the “2023 Summary Compensation Table” on page 39.

(3)

Deemed investment earnings are credited at the monthly compound equivalent of the prime rate, which is adjusted quarterly based upon the published prime rate, or the increase or decrease of the fair market value of the applicable number of shares of our common stock. Amounts calculated using rates in excess of 120% of the prime rate appear in the “2023 Summary Compensation Table” in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column on page 39.

Potential Payments Upon Termination or Change in Control

Our NEOs may receive compensation in connection with their termination of employment. Most of our plans and programs, including our executive severance agreements, contain specific provisions detailing how payments are treated upon termination or a change in control. The specific termination and CIC provisions under these plans apply to all participants under each plan. The narrative and tables below describe the potential payments to each NEO upon certain terminations, including following a CIC. In accordance with SEC rules, all information described in this section is presented as if the triggering events occurred on December 31, 2023.

INVOLUNTARY TERMINATION WITHOUT CAUSE (NON-CHANGE IN CONTROL EVENT)

For an involuntary termination without a CIC, under the terms of the executive severance agreements, NEOs are not entitled to receive any benefits that would not be otherwise available to other salaried employees. Benefits applicable to all employees may include:

•	distributions under the Cash Balance Plan and the Retirement Savings Plan,

•	a lump sum payment equal to accrued but unused vacation pay,

•	health benefits for the remainder of the calendar month of departure, and

•	outplacement services.

INGREDION INCORPORATED	2024 PROXY STATEMENT 45

Executive Compensation

Severance payments may be payable to executive officers upon termination of employment without cause, in addition to any payments to which the NEO is otherwise entitled, in exchange for confidentiality, non-compete, non-solicitation, or other agreements. In exchange for an NEO’s entry into an agreement with a one-year term, the executive severance agreement provides for a severance payment of one times the NEO’s base salary in effect on the date of such officer’s termination of employment in the event of a termination of employment other than within two years of a CIC.

POTENTIAL PAYOUT UPON OTHER TYPES OF SEPARATIONS

Potential Payout Upon Death or Disability

If employment terminates due to death or disability, all outstanding unvested stock option grants awarded to the NEO would be forfeited. However, the NEO (or beneficiary) would become eligible for an award under the AIP and a prorated award for any outstanding RSU grants. With respect to the outstanding 2022 PSU grant, the NEO would receive a prorated award for each cycle based on actual performance, payable when the performance cycle would vest for all other participants so long as death or disability occurred after the first year of the three-year performance cycle. In 2023, the treatment of this grant was modified to provide for a prorated award based on target (100%) performance, payable at the time of the event so long as death or disability occurred after the first year of the three-year performance cycle. In addition, the following benefits would also be payable:

•

in the event of a termination of employment due to total and permanent disability, a monthly payment equal to the lesser of 66.67% of monthly covered earnings or the maximum disability benefit of $15,000 per month until age 65, and

•	in the event of death before termination or retirement, a basic life insurance benefit of one and one-half times of annual base salary up to a maximum of $1,000,000.

Potential Payout Upon Retirement

As of December 31, 2023, Mr. Zallie is the only NEO eligible for retirement. The following table summarizes the treatment of equity awards held by Mr. Zallie upon his termination of employment due to retirement:

AIP	Eligible for a prorated award under AIP.

Unvested Performance Shares

If Mr. Zallie is actively employed for at least one year following grant date, shares will vest pro rata based on the number of full months he was actively employed during the applicable performance period, subject to actual Company performance.

Unvested RSUs

Continue to vest per the original vesting schedule if Mr. Zallie is actively employed for at least one year following grant date. If he retires less than one year following grant date, awards will vest pro rata based on the number of full months he was employed during the vest period.

Unvested Stock Options

Continue to vest per the original vesting schedule if Mr. Zallie is actively employed for at least one year following grant date. If he retires less than one year following grant date, outstanding stock options would be forfeited.

TERMINATION FOLLOWING A CHANGE IN CONTROL

NEOs are not eligible for any benefit solely upon a CIC, as our executive severance agreements require a double-trigger event in order for CIC severance provisions to become payable. These agreements require us to make certain payments and provide certain benefits if the NEO’s employment is terminated by us other than because of death, disability, or “Cause” or is terminated by the NEO for “Good Reason” within two years of a CIC. Additionally, the Stock Incentive Plan provides for the treatment of unassumed outstanding equity grants following a CIC and assumed outstanding equity grants upon an involuntary termination of employment without Cause or voluntary termination for Good Reason within two years following a CIC.

46 INGREDION INCORPORATED	2024 PROXY STATEMENT

Executive Compensation

The key elements of the CIC plan and Stock Incentive Plan assuming a double trigger CIC event are described in the narrative and table below.

Plan Element	Description

Definition of “CIC”

Results from any of the following:

• Acquisition by an individual, entity, or group of persons of beneficial ownership of 20% or more of our common stock,

• Majority of our directors at the start of a two-year period, and persons whose nominations are approved by those directors, or directors approved by those directors not constituting a majority of our board at the end of the two-year period,

• A merger or sale of substantially all of our assets except where owners of our shares own a majority of the voting shares of the surviving corporation or purchaser of the assets, and no person other than us or our benefits plans who owned 15% of our stock before the transaction owns 25% or more of the stock of the survivor or purchaser, and the directors who must be a majority under the preceding provision are a majority of the directors of the surviving corporation or purchaser, or

• The consummation of a plan of our complete liquidation or dissolution.

Definition of “Cause”

The occurrence of one of the conditions below with respect to the NEO:

• Willful engagement in conduct which involves dishonesty or moral turpitude which either:

(i)  results in substantial personal enrichment of the NEO at our expense, or

(ii)   is demonstrably and materially injurious to our financial condition or reputation,

• Willful violation of the provisions of the confidentiality or non-competition agreement entered into between the Company or any of its subsidiaries and the NEO, or

• Commitment of a felony.

Definition of “Good Reason”

• Material reduction in base salary,

• Relocation beyond 35 miles from office location immediately prior to the CIC,

• Material reduction in job title, job authorities, or responsibilities immediately prior to the CIC, or

• Taking of certain other actions as specified in the definition.

Severance and Benefits(1)

• Messrs. Zallie and Gray:

(i)  Three times the sum of (a) highest base salary in effect during any consecutive 12-month period within the 36 months immediately preceding the date of termination plus (b) target AIP payment for the year in which the termination occurs, paid in a lump sum, and

(ii)   Continued health and welfare benefit coverage at the same cost and coverage level as in effect as of the date of termination of employment for 36 months.

• Ms. Wolfe and Messrs. Seip and Xu:

(i)  Two times the sum of (a) highest base salary in effect during any consecutive 12-month period within the 24 months immediately preceding the date of termination plus (b) target AIP payment for the year in which the termination occurs, paid in a lump sum, and

(ii)   Continued health and welfare benefit coverage at the same cost and coverage level as in effect as of the date of termination of employment for 24 months.

• Outplacement services for twelve months following termination,

• Lump sum amount equivalent to the same level of personal allowances for the period of three months, and

• Continued payment of lease payments for three months for any NEO participating in the car lease programs.

Treatment of AIP awards and Equity Grants(2)

• Target annual bonus under the AIP reduced pro rata for any portion of the plan year in which the NEO is not employed with the Company; assumes target performance level was achieved, and

• All outstanding stock options and stock appreciation rights immediately become exercisable in full, all other awards immediately vest, all performance periods will lapse, each performance period will be deemed satisfied at the target level and each option, stock appreciation right, and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

(1)	Such continued insurance and other benefits are provided only until the NEO reaches age 65.

(2)

Such treatment is afforded to grants to executive officers who are members of our Executive Leadership Team only in the event that the NEO terminates employment for “Good Reason” or is terminated by the Company without “Cause” within two years of a CIC.

INGREDION INCORPORATED	2024 PROXY STATEMENT 47

Executive Compensation

Form of Release and Restrictive Covenants

Each severance agreement requires, as a condition to the receipt of payments, that the NEO sign a standard form of release in which the NEO waives all claims that the NEO might have against the Company and certain associated individuals and entities. The agreements contain confidentiality provisions that would apply for an unlimited period of time following termination of employment.

The executive severance agreements of Messrs. Zallie and Gray each include three-year non-compete and non-solicitation clauses in the event employment is terminated within two years of a CIC. Ms. Wolfe’s and Messrs. Seip and Xu’s executive severance agreements each include two-year non-compete and non-solicitation clauses in the event employment is terminated within two years of a CIC.

TREATMENT OF RETIREMENT BENEFITS UPON CHANGE IN CONTROL

Cash Balance Plan and Nonqualified Cash Balance Make-Up Accounts

For NEOs who participate in our Cash Balance Plan and our Nonqualified Cash Balance Make-up Accounts (Messrs. Zallie and Gray), the executive severance agreements provide for the terminated NEO to receive three additional years of service under our Cash Balance Plan and our nonqualified Cash Balance Make-up Account, provided, that if the NEO is at least 62 years old, the NEO will receive a prorated amount of additional service credits based on the number of full months until he reaches age 65. The additional years of service credit will be calculated consistently with and be based on the NEO’s total target cash compensation. The agreements also provide for vesting of each NEO’s account under the Cash Balance Plan and nonqualified Cash Balance Make-up Accounts if not already vested.

Retirement Savings Plan and Savings Plan Make-Up Accounts

In addition, Messrs. Zallie and Gray will receive nonqualified plan credits equal to three times the sum of the employer matching contributions (and Ms. Wolfe and Messrs. Seip and Xu will receive nonqualified plan credits equal to two times the sum of the employer matching contributions) made to each NEO’s account under the Company’s Retirement Savings Plan and, if applicable, the Savings Plan Make-up Accounts for the most recent plan year that ended before the date of the CIC, or if higher, for the most recent plan year that ended after the date of the CIC (calculated on an annualized basis) as well as the continuation of vesting over the severance period, provided, that if the NEO is at least 62 years old, the NEO will receive a prorated amount of additional service credits based on the number of full months until the NEO reaches age 65. The agreements also provide for vesting of each NEO’s account under the Retirement Savings Plan and Savings Plan Make-up Accounts if not already vested.

Retirement Health Care Savings Account

Mr. Zallie also will receive the cash value of his current RHCSA and related dependent account. To the extent the payments may not be paid from a qualified plan, such amounts will be paid from our general assets.

48 INGREDION INCORPORATED	2024 PROXY STATEMENT

Executive Compensation

ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential payments to the NEOs upon termination of employment or a change in control of the Company as of December 31, 2023.

		Cash		Equity			Benefits and Perquisites
	Scenario	Severance Payments ($)	AIP Award(1) ($)	Stock Options(2) ($)	Restricted Stock Units(3) ($)	Performance Share Units(4) ($)	Health and Welfare(5) ($)	Retirement(6) ($)	Perquisites(7) ($)	Outplacement ($)	TOTAL ($)

James Zallie	Retirement	—	2,363,400	2,317,294	4,634,945	7,155,926	93,533	—	—	—	16,565,098

	Death	—	2,363,400	—	3,751,951	4,863,989	46,766	—	—	—	11,026,106

	Disability	—	2,363,400	—	3,751,951	4,863,989	93,533	—	—	—	11,072,873

	Involuntary Termination Without Cause	1,200,000	2,363,400	—	—	—	—	—	—	15,000	3,578,400

	Change in Control	9,000,000	1,800,000	2,978,700	5,903,617	7,199,443	149,055	1,177,758	3,884	15,000	28,227,457

James Gray	Retirement	—	—	—	—	—	—	—	—	—	—

	Death/Disability	—	771,884	—	882,203	1,028,539	—	—	—	—	2,682,626

	Involuntary Termination Without Cause	698,000	771,884	—	—	—	—	—	—	15,000	1,484,884

	Change in Control	3,873,900	593,300	632,904	1,356,740	1,548,205	72,913	359,923	3,750	15,000	8,456,635

Eric Seip	Retirement	—	—	—	—	—	—	—	—	—	—

	Death/Disability	—	481,058	—	848,219	501,626	—	—	—	—	1,830,903

	Involuntary Termination Without Cause	525,000	481,058	—	—	—	—	—	—	15,000	1,021,058

	Change in Control	1,785,000	367,500	292,294	1,098,295	765,859	36,184	151,458	5,125	15,000	4,516,715

Nancy Wolfe	Retirement	—	—	—	—	—	—	—	—	—	—

	Death/Disability	—	438,974	—	351,187	452,570	—	—	—	—	1,242,731

	Involuntary Termination Without Cause	485,000	438,974	—	—	—	—	—	—	15,000	938,974

	Change in Control	1,649,000	339,500	193,451	665,751	707,551	16,912	137,964	4,752	15,000	3,729,881

Jeremy Xu(8)	Retirement	—	—	—	—	—	—	—	—	—	—

	Death/Disability	—	505,262	—	522,298	467,439	—	—	—	—	1,494,999

	Involuntary Termination Without Cause	605,000	505,262	—	—	—	—	—	—	15,000	1,125,262

	Change in Control	2,057,000	423,500	286,694	882,507	722,510	35,423	157,872	4,706	15,000	4,585,212

(1)	Amounts reflect the actual 2023 AIP award, paid in March 2024. Amount for CIC reflects a target AIP payment as provided under the executive severance agreements.

(2)

Amounts reflect the value of the stock options based on the Closing Price of our common stock on December 29, 2023 ($108.53), minus the applicable exercise price. Stock option treatment varies based on termination scenario. See description in “Potential Payout Upon Other Types of Separations” above.

(3)

Amounts reflect the value of unvested RSUs multiplied by the Closing Price of our common stock on December 29, 2023 ($108.53). RSU treatment varies based on termination scenario. See description in “Potential Payout Upon Other Types of Separations” above.

(4)

Amounts for retirement, death and disability reflect the value of unvested PSUs multiplied by the Closing Price of our common stock on December 29, 2023 ($108.53). Amounts for CIC reflect the value of unvested PSUs multiplied by the highest Closing Price of our common stock during the 90-day period immediately preceding the date of the CIC ($109.19). PSU treatment varies based on termination scenario. See description in “Potential Payout Upon Other Types of Separations” above.

(5)

In the event Mr. Zallie terminates due to retirement or disability, amount includes the value of his RHCSA benefit. In the event of a termination due to death, amounts reflect the value of two months of base salary as of December 31, 2023, two months of welfare benefit premiums, and, for Mr. Zallie only, the value of his RHCSA benefit. For amounts upon terminations due to a CIC, see description in “Potential Payout Upon Other Types of Separations” above.

(6)

Amounts reflect additional employer contributions to the defined contribution plans based on three times (two times for Ms. Wolfe and Messrs. Seip and Xu) the sum of the employer matching contributions made to the executive’s accounts under the qualified and nonqualified plans for the most recent plan year that ended before the date of the CIC, or if higher, for the most recent plan year that ended after the date of the CIC (calculated on an annualized basis), as well as the continuation of vesting over the severance period. Amounts for Messrs. Zallie and Gray also reflect additional amounts earned under the Cash Balance Plan and nonqualified Cash Balance Make-up Accounts upon a CIC, as well as the continuation of vesting over the severance period.

(7)	Amounts reflect the Company cost related to three months of financial planning services and Company car lease or car allowance payments.

(8)	Mr. Xu’s resignation effective April 8, 2024 will not trigger any of the above-described payments.

INGREDION INCORPORATED	2024 PROXY STATEMENT 49

Executive Compensation

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules adopted thereunder, we are providing the following disclosure regarding the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Zallie, our CEO.

To understand this disclosure, we believe it is important to give context to our operations. Our corporate headquarters are in Westchester, Illinois, and, as of March 1, 2024, we operate 16 U.S. manufacturing facilities in 14 states and have an additional 29 manufacturing facilities globally. As a global organization, approximately 76% of our employees are located outside of the U.S. To attract, retain, and motivate talent we use local compensation benchmark data to ensure we maintain a competitive level of compensation for our employees. Accordingly, our pay structures vary based on position and geographic location.

There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. As a result, we are using the same individual we identified as our median employee (a full-time employee working in Mexico) on December 31, 2021.

For the purposes of preparing this disclosure, we calculated the compensation of each such employee in accordance with Item 402(c)(2)(x) of Regulation S-K, converting the median employee’s compensation paid in Mexican pesos to U.S. dollars using the currency exchange rate as of December 31, 2023. This calculation is the same calculation used to determine total compensation for purposes of the Summary Compensation Table with respect to each of the NEOs.

The 2023 total compensation for Mr. Zallie, as reported in the “Total” column of the “2023 Summary Compensation Table,” was $11,101,992. For the median employee, 2023 total compensation was $30,473. The resulting ratio of total compensation for Mr. Zallie to this median employee’s total compensation was 364 to 1.

50 INGREDION INCORPORATED	2024 PROXY STATEMENT

Executive Compensation

Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for our four most recent fiscal years. The PCC Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years presented. See “Compensation Discussion and Analysis” beginning on page 23 for information about the decisions made by the PCC Committee with respect to our NEO compensation for each such year.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO (1) ($) (b)	Compensation Actually Paid to PEO (2) ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($) (e)	Total Shareholder Return (4) ($) (f)	PvP Peer Group Total Shareholder Return (5) ($) (g)	Net Income (6) (in millions) (h)	Adjusted EBITDA (7) (in millions) (i)

2023	11,101,992	18,848,353	2,255,416	3,273,062	131.70	128.13	643	1,189

2022	9,476,866	14,451,217	2,416,154	3,050,919	115.44	133.24	492	1,002

2021	10,326,083	14,161,465	2,715,632	2,883,921	110.50	122.95	117	896

2020	9,648,514	5,928,950	2,022,705	1,538,717	87.45	106.15	348	869

(1)
Dollar amounts shown are the amounts reported for the PEO under the “Total” column of the Summary Compensation Table (“SCT”) for the years presented (the “Covered Years”). James Zallie was our PEO for each Covered Year.

(2)
Dollar amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect the actual compensation earned by or paid to the applicable NEO for any Covered Year. The table below reflects adjustments to our calculation for all years covered by the disclosure. Compensation Actually Paid reflects the following adjustments to the SCT amounts for equity awards and pension benefits reported for the PEO and the
Non-PEO
NEOs:

Adjustments to Determine	PEO				Non-PEO NEOs
Compensation “Actually Paid”	2023	2022	2021	2020	2023	2022	2021	2020
	($)	($)	($)	($)	($)	($)	($)	($)

Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	-557,470	-29,572	-356,593	-583,455	-23,224	-9,063	-12,655	-15,301

Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	-5,182,466	-4,756,723	-5,402,825	-4,834,371	-756,709	-762,884	-1,090,714	-731,309

Deduction for Amounts Reported under the “Option Awards” Column in the SCT	-1,599,741	-1,562,393	-1,622,964	-1,475,313	-221,840	-229,671	-229,691	-223,170

Increase for “Service Cost” for Pension Plans	130,733	147,024	159,382	120,986	7,105	8,345	6,863	6,476

Fair value of equity compensation granted in current year	9,859,572	9,980,318	10,371,863	4,836,982	1,406,907	1,533,228	1,632,198	731,700

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	2,737,931	1,207,751	1,558,116	-1,614,038	348,791	127,162	142,575	-226,028

Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	2,357,802	-12,054	-871,597	-170,261	256,615	-32,353	-46,623	-26,332

Fair value of forfeited awards determined at end of prior year for awards made in prior fiscal years that were forfeited during current fiscal year	—	—	—	-94	—	—	-233,665	-24

Total Adjustments	7,746,361	4,974,351	3,835,382	-3,719,564	1,017,646	634,765	168,289	-483,988

INGREDION INCORPORATED	2024 PROXY STATEMENT 51

Executive Compensation

Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of the grant date. Adjustments have been made to the inputs in the Black-Scholes option pricing model to determine the fair value as of each measurement date. Performance stock unit grant date fair values are calculated using a Monte-Carlo simulation model for the
TSR-based
potion of the award (where applicable) and Adjusted ROIC for the Adjusted ROIC-based portion of the award. Adjustments have been made to the inputs into the Monte-Carlo simulation and Adjusted ROIC calculation as of the measurement date. Restricted stock unit grant date fair values are calculated using the Closing Price of the Company’s common stock as of the grant date. Adjustments have been made using the Closing Price of the Company’s common stock as of the measurement date.

(3)
Dollar amounts shown represent the average of the total compensation amounts reported in the SCT for the
Non-PEO
NEOs for the Covered Years. The following executive officers served as the
Non-PEO
NEOs for the following years: (i) for 2023, James Gray, Eric Seip, Nancy Wolfe, and Jeremy Xu; (ii) for 2022, James Gray, Jorgen Kokke, Nancy Wolfe, and Jeremy Xu; (iii) for 2021, James Gray, Jorgen Kokke, Janet Bawcom, Eric Seip, and Jeremy Xu; and (iv) for 2020, James Gray, Elizabeth Adefioye, Janet Bawcom, and Jorge Kokke.

(4)
The cumulative TSR for the Company is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Each of these yearly percentage changes was applied to a deemed fixed investment of $100 at the beginning of the measurement period to produce the Covered
Year-end
values of such investment as of the end of 2023, 2022, 2021, and 2020.

(5)
The cumulative PVP Peer Group TSR utilizes the S&P 1500 Food, Beverage, and Tobacco Index (the “PVP Peer Group”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
to be included in our annual report for the year ended December 31, 2023. For each Covered Year, our PVP Peer Group TSR was calculated based on a deemed fixed investment of $100 through the measurement period, assuming dividend reinvestment for the peer group, weighted according to the respective companies’ stock market capitalization at the beginning of the measurement period.

(6)	Amounts reported represent Net Income attributable to Ingredion as presented in the Company’s audited financial statements for the applicable Covered Year.

(7)
We determined Adjusted EBITDA to be the most important performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs for 2023. Adjusted EBITDA was the highest-weighted financial metric used to determine NEO performance under our Annual Incentive Plan for 2023, as discussed in “Financial Metrics” on page 29 of the Compensation Discussion and Analysis section of this proxy statement. This performance measure may not have been the most important performance measure for 2021 or 2020. We may determine that a different performance measure will be the most important performance measure for future years. We define Adjusted EBITDA, which is a non-GAAP
financial measure, as income before income taxes, adjusted for the following items: depreciation and amortization; financing costs; other non-operating
expense (income); restructuring/impairment charges; acquisition/integration costs; and other matters primarily consisting of charges related to a U.S.-based work stoppage.

ANALYSIS OF INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
While we utilize several performance measures to align executive compensation with Company performance, not all incentive measures are presented in the pay versus performance table above. We generally seek to incentivize long-term performance and therefore do not specifically align performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year.
We provide information below about the relationship between the compensation actually paid to our PEO and
Non-PEO
NEOs for the Covered Years as shown in the pay versus performance table above and:

•	our cumulative TSR;

•	our net income; and

•	our Adjusted EBITDA.
Compensation Actually Paid and Company Total Shareholder Return
The chart below illustrates for the Covered Years the Compensation Actually Paid to our PEO and
Non-PEO
NEOs in relation to our TSR, as well as our TSR compared to our PVP Peer Group TSR over the same period. In 2023, our TSR exceeded our PVP Peer Group TSR. For 2023, based on our relative percentile ranking with respect to TSR and our performance against our Adjusted ROIC metric, our PEO and non-PEO
NEOs earned performance shares awarded for the 2021 – 2023 performance period at the maximum performance level of 200%. Our TSR increased 32% from 2019 to 2023, while our PVP Peer Group experienced a 28% increase in TSR over the same period.

52 INGREDION INCORPORATED	2024 PROXY STATEMENT

Executive Compensation

Compensation Actually Paid and Company Net Income
The chart below illustrates for the Covered Years the Compensation Actually Paid to our PEO and
Non-PEO
NEOs in relation to Company net income. Our 2021 net income was negatively impacted by an impairment of $340 million related to net assets contributed to a joint venture in South America. Over the four-year period, we achieved a 56% increase in net income.

Compensation Actually Paid and Company Adjusted EBITDA
The chart below illustrates for the Covered Years the Compensation Actually Paid to our PEO and
Non-PEO
NEOs in relation to our Adjusted EBITDA. Over the four-year period, we increased Adjusted EBITDA by approximately 31%.

MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES
We set forth below the four performance measures that represented the most important measures used to link Compensation Actually Paid to our PEO and
Non-PEO
NEOs (as calculated in accordance with Item 402(v) of Regulation
S-K)
to Company performance for 2023. The measures in this table are not ranked.

Adjusted EBITDA

Adjusted ROIC

Relative Total Shareholder Return versus PVP Peer Group

Net Sales Growth
As discussed in the Compensation Discussion and Analysis section of this proxy statement under “Elements of Compensation,” these measures were used to evaluate the performance of our NEOs under both our annual incentive plan and our long-term incentive plan and to incentivize our NEOs to increase long-term value for our stockholders. See that discussion for a description of how we calculate Adjusted ROIC from our audited financial statements.

INGREDION INCORPORATED	2024 PROXY STATEMENT 53

Compensation Committee Report; Compensation Committee Interlocks and Insider Participation

Compensation Committee Report

The People, Culture, and Compensation Committee of the Board of Directors reports that it has reviewed and discussed with the Company’s management the section of this proxy statement headed “Compensation Discussion and Analysis,” and, on the basis of that review and discussion, recommended that such section be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.

People, Culture, and Compensation Committee

R. L. Jordan, Chair

D. B. Fischer

C. V. Magro

Compensation Committee Interlocks and Insider Participation

None of the PCC Committee members:

•	has ever been an officer or employee of the Company, or

•	had a relationship during 2023 that is required to be disclosed under SEC rules relating to disclosure of transactions with related persons.

In 2023, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board of Directors or our PCC Committee.

54 INGREDION INCORPORATED	2024 PROXY STATEMENT

Proposal 2. Advisory Vote on Compensation of Our Named Executive Officers

Proposal 2. Advisory Vote on Compensation of Our Named Executive Officers

In this Proposal 2, in accordance with Section 14A of the Exchange Act and the SEC’s rules thereunder, the Board of Directors is asking the stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement, other than the information presented in “Pay Versus Performance Disclosure” under “Executive Compensation.” The Board of Directors has determined to seek such a vote annually until the next required stockholder vote on the frequency of stockholder votes on executive compensation in May 2029.

In the discussion under the heading “Compensation Discussion and Analysis” beginning on page 23, we discuss in detail how our compensation programs support our business and financial objectives, how they work, how they are administered under the direction of our PCC Committee, and how the PCC Committee’s decisions concerning the 2023 compensation of our named executive officers were directly tied to our performance.

At our 2023 annual meeting, 95.5% of the shares voted were cast in support of the compensation of our named executive officers as disclosed in the proxy statement for that meeting. We ask that you again support the compensation of our named executive officers, as disclosed in this proxy statement for this annual meeting. Because your vote is advisory, it will not be binding on the board or the Company. The board and the PCC Committee, however, will review the voting results and take them into consideration when making future decisions regarding executive compensation.

We have a long-standing record of delivering strong performance for our stockholders. Our executive compensation programs have played an important role in our ability to achieve strong financial results and attract, retain, and motivate a highly experienced, successful team to manage the Company.

We believe that our executive compensation programs are structured to effectively support the Company and our business objectives in a manner that comports with market practices.

•

Our compensation programs are substantially tied to key strategic business objectives and the creation of long-term shareholder value. If the value we deliver to our stockholders declines, so does the compensation we deliver to our executives.

•	We maintain a high level of corporate governance over our executive pay programs.

•

We closely monitor our compensation programs and the pay levels of executives of companies of similar size and complexity so that we may ensure that our compensation programs are within the norm of a range of market practices.

The Board of Directors unanimously recommends that you vote FOR the following proposal:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures in the proxy statement for the Company’s 2024 annual meeting of stockholders.

INGREDION INCORPORATED	2024 PROXY STATEMENT 55

Review and Approval of Transactions with Related Persons

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” that generally would be subject to disclosure by the Company under SEC rules requiring disclosure of transactions with related persons.

Under the policy, “related persons” consist of the following:

•	directors or nominees for directors,

•	executive officers,

•	beneficial owners of more than 5% of the Company’s outstanding common stock,

•	the immediate family members of any of the above persons, and

•

an entity in which any of the above persons acts as an officer or general partner or otherwise controls, or in which such person, together with any other persons referred to above, holds an ownership interest of at least 10%.

The policy covers any transaction with related persons involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

Policy

Transactions with related persons must be approved by the Audit Committee of the Board of Directors or if a related person involved is a member of the Board of Directors or a nominee to become a director, by all of the disinterested and independent members of the board. In considering the transaction, the Audit Committee or disinterested and independent directors will consider all relevant factors, including, as applicable:

•	the size of the transaction and the amount payable, directly or indirectly, to a related person,

•	the nature of the interest or involvement of the related person in the transaction,

•	whether the transaction creates an appearance of a conflict of interest or unfair dealing,

•	whether the rates or charges and other key terms involved in the transaction were determined by competitive bids,

•

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties, and

•	the impact of the transaction on the Company and its stockholders.

Procedures

The evaluation and approval of transactions with related persons under the policy are required to be conducted in accordance with the following procedures:

•	The CFO will advise the Chair of the Audit Committee of any related-person transaction of which he or she becomes aware.

•

The Audit Committee will consider such related-person transaction at its next regularly scheduled meeting or, if it deems it advisable, prior thereto at an interim meeting called for such purpose. If approval or, to the extent permissible under applicable standards, ratification of the related-person transaction requires consideration by all of the disinterested and independent members of the Board of Directors, the related-person transaction will be considered at the board’s next regularly scheduled meeting or, if the disinterested and independent directors deem it advisable, prior thereto at an interim meeting called for such purpose.

•

Except as set forth below, any related-person transaction not approved in advance by the Audit Committee or a majority of the disinterested and independent directors will not be entered into by the Company unless the consummation of the transaction, to the extent permissible under applicable standards, is expressly subject to ratification by the Audit Committee or a majority of the disinterested and independent directors. If the transaction is not so ratified, the Company will not consummate the transaction. It is the responsibility of management to notify the CFO of all potential related-person transactions in advance, so as to allow appropriate review under the Company’s guidelines.

56 INGREDION INCORPORATED	2024 PROXY STATEMENT

Equity Compensation Plan Information as of December 31, 2023; Audit Committee Report

•

If the Company enters into a transaction that (i) the Company was not aware constituted a related-person transaction at the time it was entered into but which it subsequently determines is a related-person transaction prior to full performance thereof or (ii) did not constitute a related-person transaction at the time such transaction was entered into but thereafter becomes a related-person transaction prior to full performance thereof, then in either such case the related-person transaction will be presented for ratification in the manner set forth above. If the related-person transaction is not ratified, then the Company will take all reasonable actions to attempt to terminate its participation in the transaction. Reasonable steps will not be deemed to require that the Company act in breach of any contractual obligations or otherwise expose itself to legal liability.

•

The CFO will update the Audit Committee or the board, as applicable, on the status of any approved related-person transaction not less than annually, or upon termination of or anticipated significant change in the related-person transaction. Anticipated significant changes will be subject to the approval procedures required for initial approval of a related-person transaction.

Since January 1, 2023, there have been no related-person transactions subject to approval under the foregoing policy and procedures.

Equity Compensation Plan Information as of December 31, 2023

The following table provides information about our equity compensation plans as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	2,896,891(1)	$96.61(2)	5,525,464

Equity compensation plans not approved by security holders	26,517(3)	N/A	N/A

Total	2,923,408	$96.61(4)	5,525,464

(1)

This amount includes an aggregate of 158,389 shares of common stock representing outstanding performance share awards that will vest only upon completion of the relevant long-term incentive performance cycle and will be payable, if earned, by the Company in shares of common stock. Number assumes all such performance awards vest at 100%. Number also includes 552,000 RSUs outstanding as of December 31, 2023.

(2)	Price does not consider the 158,389 performance share awards and 552,000 RSUs referenced in footnote 1 to this table because those awards have no exercise price.

(3)

Number assumes that all 1,364 phantom stock units credited to the Deferred Compensation Plan for Outside Directors and all 25,153 phantom stock units in the SERP accounts of the participating directors and executive officers will be paid in the form of shares of common stock.

(4)

Price represents the weighted-average exercise price of outstanding options. It excludes the phantom stock units referenced in footnote 3 to this table as well as the 158,389 performance share target awards and 552,000 RSUs referenced in footnote 1 to this table because those awards have no exercise price.

Audit Committee Report

The Audit Committee of the Board of Directors reports that it has: (i) reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2023; (ii) discussed with KPMG LLP (“KPMG”), the independent registered public accounting firm serving as the Company’s independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission (“SEC”); and (iii) received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Audit Committee

V. J. Reich, Chair

C. A. Suever

D. A. Wilson

INGREDION INCORPORATED	2024 PROXY STATEMENT 57

Proposal 3. Ratification of Appointment of KPMG as Our Independent Registered Public Accounting Firm

Proposal 3. Ratification of Appointment of KPMG as Our Independent Registered Public Accounting Firm

In this Proposal 3, the Board of Directors is asking stockholders to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Although the Company is not required to seek stockholder approval of this appointment, the board is submitting a proposal for stockholders to ratify such approval as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will evaluate the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such an appointment would be in the best interests of the Company and its stockholders.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

KPMG has served as the Company’s independent auditor since 1997. KPMG also performs certain audit-related, tax, and other services for the Company.

Representatives of KPMG are expected to attend the annual meeting and will be available to respond to appropriate questions and to make a statement if they so desire.

The following is a summary of professional services provided by KPMG during the years ended December 31, 2023 and 2022, and the fees paid by the Company for such services.

	2023	2022

Audit Fees	$4,294,000	$4,340,932

Audit-Related Fees	$31,700	$61,010

Tax Fees	$36,850	$—

All Other Fees	$1,500,000	$—

Total	$5,862,550	$4,401,942

Audit Fees

Audit fees include fees for services related to the annual consolidated financial statements and internal control over financial reporting, completion of limited reviews of quarterly financial information and foreign statutory audits.

Audit-Related Fees

Audit-related fees include fees for services related to benefit plan audits, review of government filings, attestation, and compliance reports.

Tax Fees

Tax fees primarily relate to tax compliance and consultation services in the various countries in which the Company operates.

All Other Fees

These fees relate to advisory services and support provided in connection with a corporate strategy review.

All services performed by KPMG are approved by the Audit Committee in advance of the engagement. The Audit Committee has considered and determined the compatibility of the audit-related and tax services provided by KPMG with auditor independence.

58 INGREDION INCORPORATED	2024 PROXY STATEMENT

Proposal 4. Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers

Proposal 4. Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers

In this Proposal 4, the Board of Directors is asking stockholders to approve an amendment to Article TENTH of the Company’s Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) to limit the monetary liability of certain officers of the Company for specified types of claims to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “Proposed Amendment”). The current exculpation protections available to the Company’s directors will remain unchanged if the Proposed Amendment becomes effective. For the reasons described below, the Corporate Governance and Nominating Committee and the Board of Directors believe that the Proposed Amendment is in the best interests of the Company and its stockholders.

The following description of the Proposed Amendment is a summary only and is qualified by the full text of the Proposed Amendment as set forth in the form of the Certificate of Amendment attached to this proxy statement as Appendix B (the “Certificate of Amendment”).

Purpose and Effect of Proposed Amendment

Pursuant to and consistent with Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s certificate of incorporation already eliminates the monetary liability of the Company’s directors for breaches of the fiduciary duty of care to the extent permitted by the DGCL.

Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit Delaware corporations to include in their certificates of incorporation limitations of monetary liability for certain officers. Consistent with Section 102(b)(7) as amended, the Proposed Amendment would eliminate the monetary liability of certain officers of the Company for breaches of the fiduciary duty of care for direct claims, including such claims asserted in class action lawsuits. Like the provision limiting the liability of directors, the Proposed Amendment would not eliminate the liability of the affected officers for:

•	any breach of the fiduciary duty of loyalty of the Company or its stockholders; or

•	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

•	any transaction from which the officer derived an improper personal benefit.

Further, the Proposed Amendment would not limit such officers’ monetary liability for claims of breach of fiduciary duty brought by the Company itself or for derivative claims brought by stockholders in the Company’s name.

The following officers of the Company (the “covered officers”) would be exculpated under the Proposed Amendment:

•

the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer serving in such a position at any time during the course of conduct alleged in the action or proceeding to be wrongful;

•	individuals who are or were identified in the Company’s public filings with the SEC as its most highly compensated officers; and

•	individuals who, by written agreement with the Company, consented to be identified as officers of the Company for purpose of accepting service of process in Delaware.

The Proposed Amendment provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of officers, then the personal liability of an officer shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

As part of its continuing review of the Company’s governance standards and practices, the Corporate Governance and Nominating Committee recommended the Proposed Amendment to the Board of Directors for its approval. The board has unanimously approved the Proposed Amendment and recommended its approval by the Company’s stockholders at this annual meeting.

The Board of Directors believes that it is important to extend to the covered officers exculpation protection to the fullest extent permitted by the DGCL in order to better position the Company to attract and retain qualified and experienced officers. In the absence of this exculpation, some individuals might be deterred from serving as officers because of their exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. The board believes that the protection afforded by the Proposed Amendment to the covered officers would empower those officers to exercise business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability.

In approving the Proposed Amendment and recommending its approval by stockholders, the Board of Directors considered, in addition to such benefits, the limited class and type of claims for which the covered officers would be exculpated.

INGREDION INCORPORATED	2024 PROXY STATEMENT 59

Proposal 4. Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers

Effectiveness of Proposed Amendment

The covered officers will receive the protection from liability afforded by the Proposed Amendment effective upon the filing by the Company of the Certificate of Amendment with the Delaware Secretary of State, which the Company anticipates doing as soon as practicable following stockholder approval of the Proposed Amendment at the 2024 annual meeting. The Board of Directors reserves the right to elect to abandon the Proposed Amendment at any time before it becomes effective even if the Proposed Amendment is approved by stockholders.

If stockholders do not approve the Proposed Amendment, the Certificate of Amendment will not be filed with the Delaware Secretary of State, Article TENTH of the Company’s certificate of incorporation will remain unchanged, and our officers will not be entitled to exculpation under the DGCL.

The Board of Directors unanimously recommends that you vote FOR approving the amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers as described in this Proposal 4.

60 INGREDION INCORPORATED	2024 PROXY STATEMENT

Questions and Answers About this Proxy Statement and Our 2024 Annual Meeting

Questions and Answers About this Proxy Statement and Our 2024 Annual Meeting

Why am I receiving these materials?

The Board of Directors of Ingredion Incorporated is soliciting proxies to be voted at the 2024 Annual Meeting of Stockholders to be held on Wednesday, May 15, 2024, and at any adjournment or postponement of the annual meeting. When we ask you for your proxy, we must provide you with a proxy statement and an annual report to stockholders that contain certain information specified by SEC rules. Our Board of Directors has made these materials available to most of our stockholders on the Internet or, if you have previously requested to receive paper copies or you are a participant in one of the Ingredion Incorporated Retirement Savings Plans, has delivered paper copies of these materials to you by mail. Our stockholders are invited to attend the annual meeting at www.virtualshareholdermeeting.com/INGR2024 and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

These materials include:

•	this proxy statement for the annual meeting, and

•	our 2023 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you received paper copies of these materials by mail, these materials also include the proxy card for the annual meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As in previous years, we are furnishing proxy materials to our stockholders primarily through the Internet. We are mailing to most of our stockholders a notice of Internet availability of the proxy materials (“notice of availability”) instead of a paper copy of the proxy materials. All stockholders receiving the notice of availability will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice of availability. In addition, this proxy statement contains instructions on how stockholders may request to receive proxy materials in paper form by mail or electronically by e-mail on an ongoing basis.

Why didn’t I receive a notice of Internet availability of the proxy materials?

We are providing some of our stockholders with paper copies of the proxy materials instead of a notice of availability of the proxy materials. These include stockholders who have previously requested to receive paper copies of the proxy materials and our stockholders who are participants in the Ingredion Incorporated Retirement Savings Plans.

How can I access the proxy materials over the Internet?

Your notice of availability of the proxy materials, proxy card, or voting instruction form contains instructions on how to view our proxy materials for the annual meeting on the Internet.

Our proxy materials are also available on our investor relations website at https://ir.ingredionincorporated.com/financial-information/sec-filings. If you received your proxy materials in the mail, you can instruct us on the website to send our future proxy materials to you electronically by e-mail. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

How can I obtain a paper copy of the proxy materials?

Stockholders receiving a notice of Internet availability of the proxy materials will find instructions in their notices about how to obtain a paper copy of the proxy materials. All stockholders who do not receive the notice of availability and have not elected to receive proxy materials by e-mail will receive a paper copy of the proxy materials by mail.

What will the stockholders vote on at the annual meeting?

The stockholders will vote on four proposals:

•	in accordance with Proposal 1, election to the board of the 11 director nominees who are named in this proxy statement, to serve as directors for a term of one year,

INGREDION INCORPORATED	2024 PROXY STATEMENT 61

Questions and Answers About this Proxy Statement and Our 2024 Annual Meeting

•	in accordance with Proposal 2, approval, by advisory vote, of the compensation of the Company’s named executive officers as disclosed in this proxy statement,

•	in accordance with Proposal 3, ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and

•	in accordance with Proposal 4, approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers.

Will there be any other items of business on the agenda?

We do not expect any other items on the agenda because the deadlines for stockholder proposals and notices to present business at the annual meeting, including, without limitation, director nominations, have passed. Nonetheless, if there should be an unforeseen matter or item of business to be presented or acted upon at the annual meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy to vote the proxy as to such matters or items of business in accordance with their best judgment.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors unanimously recommends that you vote your shares:

•	FOR the election of each of the board’s 11 director nominees, as described in Proposal 1,

•	FOR approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement, as described in Proposal 2,

•	FOR ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2024, as described in Proposal 3, and

•	FOR approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers, as described in Proposal 4.

Who is entitled to vote?

Only stockholders as of the close of business on March 18, 2024, which is the record date for the annual meeting fixed by the Board of Directors (the “record date”), and those who hold valid proxies from such stockholders, may vote at the annual meeting. You have one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name as a stockholder of record,

•	held in your account with a bank, broker, or other holder of record, or

•	allocated to your account(s) in the Ingredion Incorporated Stock Fund of the Company’s Retirement Savings Plans or the Company’s automatic dividend reinvestment plan.

What constitutes a quorum for the annual meeting?

The holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote and present or represented by proxy at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. As of the record date, 65,604,835 shares of our common stock were issued and outstanding.

62 INGREDION INCORPORATED	2024 PROXY STATEMENT

Questions and Answers About this Proxy Statement and Our 2024 Annual Meeting

How many votes are required for the approval of each proposal and what is the effect of abstentions?

A summary of our 2024 annual meeting proposals and applicable vote standards is as follows:

Proposal	Voting Options	Vote Required for Approval	Effect of an Abstention

Election of Directors	FOR, AGAINST, ABSTAIN	Majority of the votes cast	None: Does not count as a vote cast on this proposal

Approval of Named Executive Officer Compensation	FOR, AGAINST, ABSTAIN	Majority of voting power of shares present at the meeting and entitled to vote thereat	Treated as a vote AGAINST

Ratification of Appointment of KPMG as Our Independent Registered Public Accounting Firm	FOR, AGAINST, ABSTAIN	Majority of voting power of shares present at the meeting and entitled to vote thereat	Treated as a vote AGAINST

Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers	FOR, AGAINST, ABSTAIN	Majority of voting power of the outstanding shares	Treated as a vote AGAINST

What is the effect of broker non-votes?

Under NYSE rules, if you hold your shares through a record holder of your shares such as a broker, the broker will not be able to vote your shares on Proposal 1 (election of directors), Proposal 2 (advisory vote to approve named executive officer compensation as disclosed in this proxy statement), or Proposal 4 (approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers) unless it receives specific instructions from you. We strongly encourage you to submit your voting instructions on Proposals 1, 2, and 4.

When the broker may not vote your shares on certain proposals without instructions from you but votes your shares on any proposal for which it does not require your instructions, which for this annual meeting is Proposal 3 (ratification of appointment of KPMG as our independent registered public accounting firm), your shares will constitute “broker non-votes” on the proposals for which the broker does not have voting discretion. Broker non-votes will be counted for purposes of establishing a quorum, will have no effect on the outcome of the vote on Proposal 1 and will have the effect of a vote against Proposals 2 and 4.

What should I do if I want to attend the annual meeting in person?

This year’s annual meeting will be held exclusively via the Internet without an option to attend in person.

Why did the Company decide to hold its annual meeting exclusively via the Internet?

We decided to hold the 2024 Annual Meeting in a virtual format as we believe it facilitates stockholder access by enabling stockholders to participate equally from any location around the world. We remain committed to ensuring that stockholders will have the same rights and opportunities to participate as they would at an in-person meeting.

For example, both before and during the annual meeting, you will have the ability to vote your shares (other than as described below in “How do I vote my shares in the Ingredion Incorporated Stock Fund of the Company’s Retirement Savings Plans?”) and ask questions of Company management and the Chairman of the Board. Prior to the meeting, you can do this via www.proxyvote.com and during the virtual annual meeting via www.virtualshareholdermeeting.com/INGR2024. In order to do so, you will need your 16-digit control number. If you attend the virtual annual meeting as a guest, you will not be permitted to ask questions. As described below in “How do I vote at the annual meeting via the Internet?”, you may also vote your shares at the virtual annual meeting. Shortly after the annual meeting, we will post the questions submitted in accordance with the meeting rules of conduct and procedures and the associated answers on our Investor Relations website (https://ir.ingredionincorporated.com/events-and-presentations). Similar questions on the same topic may be answered as a group.

If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting log-in page.

INGREDION INCORPORATED	2024 PROXY STATEMENT 63

Questions and Answers About this Proxy Statement and Our 2024 Annual Meeting

Will there be a question-and-answer session during the annual meeting via the Internet?

As part of the annual meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during or prior to the meeting that are pertinent to the Company and the business of the annual meeting, as time permits. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. Similar questions on the same topic may be answered as a group. We will not address questions that, among other things:

•	are irrelevant to the business of the Company or to the business of the annual meeting;

•	are related to material non-public information of the Company;

•	are related to personal grievances;

•	contain derogatory references to individuals or that are otherwise in bad taste;

•	repeat questions already asked by another stockholder;

•	relate to the stockholder’s personal interests and are not of general concern to all stockholders; or

•	are out of order or not otherwise suitable for the conduct of the annual meeting as determined by the chair of the meeting or the meeting secretary in their respective reasonable judgment.

Shortly after the annual meeting, we will post the questions submitted in accordance with the meeting rules of conduct and procedures and the associated answers on our Investor Relations website (https://ir.ingredionincorporated.com/events-and-presentations). Similar questions on the same topic may be answered as a group. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the annual meeting by contacting Ingredion Investor Relations at (708) 551-2600.

How do I vote at the annual meeting via the Internet?

The annual meeting will be conducted exclusively via the Internet. If you are a stockholder of record as of the record date, you may vote your shares through the online voting platform at the meeting. If you are the beneficial owner of shares as of the record date, and hold the shares in street name, you also may vote the shares you beneficially own through the online voting platform under a legal proxy from your bank, broker, or other holder of record, as described below in “How do I submit voting instructions for shares that are held by my bank, broker, or other holder of record?”. People who have shares allocated to their accounts via the Ingredion Incorporated Stock Fund of the Company’s Retirement Savings Plans must vote their shares on or before May 10, 2024, as described below in “How do I vote my shares in the Ingredion Incorporated Stock Fund of the Company’s Retirement Savings Plans?”

Whether you hold your shares of record or in street name (but not through the Company’s Retirement Savings Plans), please follow the instructions at www.virtualshareholdermeeting.com/INGR2024 in order to vote your shares via the Internet during the meeting. You will need the 16-digit control number contained on your notice of availability, e-mail notification, voting instruction form, or proxy card. If you encounter any difficulties voting during the meeting, please call the technical support number that will be posted on the virtual annual meeting log-in page.

Whether you hold your shares of record or in street name, we encourage you to submit proxy or voting instructions before the meeting on the Internet, by telephone, or by mail.

How do I submit proxy or voting instructions if I will not vote at the annual meeting?

If you are a stockholder of record, you may vote at the virtual annual meeting as described above. If you do not wish to vote at the annual meeting or if you will not be attending the meeting, you may vote by proxy. Before the annual meeting, you may submit your proxy or voting instructions by proxy on the Internet or by telephone by following the instructions provided in the notice of availability of the proxy materials, or, if you received these materials electronically, by following the instructions in the e-mail message that notified you of their availability. If you received paper copies of the proxy materials by mail, you may submit your proxy or voting instructions on the Internet, by telephone, or by mail by following the instructions on the enclosed proxy card.

You may utilize the following methods to submit your proxy or voting instructions before the annual meeting:

By the Internet

You may submit your proxy or voting instructions online at www.proxyvote.com by following the instructions provided in the notice of availability of the proxy materials or, if you received these materials electronically, by following the instructions in the e-mail message that notified you of their availability, or, if you received these materials by mail, by following the instructions in the enclosed proxy card. You will need your 16-digit control number contained on your notice of availability, e-mail notification or proxy card in order to submit your instructions. Submitting proxy or voting instructions on the Internet has the same effect as submitting such instructions by mail or telephone. You may submit your proxy or voting instructions on the Internet until 11:59 p.m., Eastern Daylight Time, on May 14, 2024.

64 INGREDION INCORPORATED	2024 PROXY STATEMENT

Questions and Answers About this Proxy Statement and Our 2024 Annual Meeting

By telephone

You may submit your proxy or voting instructions by telephone at 1 (800) 690-6903. You will need the 16-digit control number contained on your notice of availability, e-mail notification or proxy card in order to vote by telephone. Submitting proxy or voting instructions by telephone has the same effect as submitting such instructions by mail or the Internet. You may submit your proxy or voting instructions by telephone until 11:59 p.m., Eastern Daylight Time, on May 14, 2024.

By mail

If you received a paper copy of the proxy materials, you may submit your proxy or voting instructions by signing and dating each proxy card you received and returning each of them to us in the prepaid envelope provided. You should sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or the officer, agent or partner of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor.

May I revoke my proxy or voting instructions before my shares are voted at the annual meeting?

Yes, you may revoke your proxy or voting instructions before your shares are voted at the annual meeting. You may submit your proxy or voting instructions again at a later date on the Internet or by telephone or by signing and returning a new proxy card with a later date, or you may attend the virtual annual meeting and vote during the meeting. Only your latest Internet, telephone, or written proxy submitted prior to the meeting will be counted.

You may revoke your proxy at any time before the meeting by (i) notifying the Company’s Corporate Secretary of the revocation in writing or (ii) delivering a later-dated proxy on the Internet or by telephone or in writing. Your attendance at the virtual annual meeting, however, will not automatically revoke your proxy unless you vote at the meeting or specifically request in writing that your prior proxy be revoked. Any written notice revoking a proxy should be sent to Corporate Secretary, Ingredion Incorporated, 5 Westbrook Corporate Center, Westchester, Illinois 60154.

How do I submit voting instructions for shares that are held by my bank, broker, or other holder of record?

If you have shares held of record by a bank, broker, or other holder of record, you may instruct your bank, broker, or other holder of record to vote your shares by following the instructions that such holder of record provides for you. Most banks and brokers permit beneficial owners of shares to submit voting instructions on the Internet, by telephone, and by mail. If you do not have your 16-digit control number, please contact your bank, broker, or other holder of record.

How will the proxies be voted?

The shares represented by valid proxies received by Internet, by telephone, or by mail will be voted in the manner specified in such proxies. If you fail to indicate your voting preferences, the persons named in the proxy will vote on your behalf FOR election of the 11 nominees for director named in this proxy statement, FOR approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement, FOR ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and FOR the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers.

Should any matter not described above be properly presented at the meeting, each of the persons named in the proxy will vote on such matter in accordance with such person’s best judgment.

How do I vote my shares in the Ingredion Incorporated Stock Fund of the Company’s Retirement Savings Plans?

You may instruct the plan trustee on how to vote your shares in the Ingredion Incorporated Stock Fund on the Internet, by telephone, or by mail as described above in “How do I submit proxy or voting instructions if I will not vote at the annual meeting?”. You must provide your instruction on the Internet or by telephone no later than 11:59 p.m., Eastern Daylight Time, on May 10, 2024, or by mail received no later than 11:59 p.m., Eastern Daylight Time, on May 10, 2024, in order to have your shares in the Ingredion Incorporated Stock Fund voted at the annual meeting.

How many shares in the Ingredion Incorporated Stock Fund of the Company’s Retirement Savings Plans may I vote?

You may vote all the shares allocated to your account on the record date.

INGREDION INCORPORATED	2024 PROXY STATEMENT 65

Questions and Answers About this Proxy Statement and Our 2024 Annual Meeting

What happens if I do not instruct the plan trustee to vote my Retirement Savings Plans shares?

Your shares will not be voted. The plan trustee will not vote shares held in the Retirement Savings Plans as to which it does not receive timely directions.

What does it mean if I receive more than one notice of availability or proxy card?

It means that you hold shares in more than one account. To ensure that all your shares are voted, if you submit proxy or voting instructions on the Internet or by telephone, you will need to submit such instructions once for each notice of availability, proxy card, and voting instruction form you receive. To ensure that all your shares are voted if you received more than one proxy card, sign, date and return each card or submit voting instructions once for each card on the Internet or by telephone.

Who tabulates the votes?

An independent inspector of election tabulates the votes.

Is my vote confidential?

As a matter of policy, proxies, ballots, and voting tabulations that identify individual stockholders are held confidential by the Company. Such documents are available for examination only by any independent tabulation agents, the independent inspector of election, and certain employees associated with tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

Who is paying the costs of this proxy solicitation?

Ingredion is paying the costs of the solicitation of proxies. We have retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, a proxy soliciting firm, to assist in the solicitation of proxies for a fee, plus reimbursement of certain out-of-pocket expenses. We will pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	forwarding the notice of availability to beneficial owners,

•	forwarding paper proxy materials by mail to beneficial owners, and

•	obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by the Internet and mail, our board members, officers, and employees may solicit proxies on our behalf, without additional compensation, personally, by e-mail, or by telephone.

How do I submit a stockholder proposal for the 2025 annual meeting?

Proposals for Inclusion in Next Year’s Proxy Statement

Our 2025 annual meeting is scheduled to be held on Wednesday, May 21, 2025. If a stockholder intends to present a proposal pursuant to Rule 14a-8 under the Exchange Act at the 2025 annual meeting and wishes to have the proposal included in the Company’s proxy statement for the 2025 annual meeting, the stockholder must submit the proposal in writing so that we receive it by December 4, 2024, unless the date of our 2025 annual meeting is more than 30 days before or after May 21, 2025, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2025 annual meeting. Proposals should be addressed to our Corporate Secretary, Ingredion Incorporated, 5 Westbrook Corporate Center, Westchester, Illinois 60154. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

Pursuant to our bylaws, stockholders may submit director nominees to be included in our annual proxy statement in a process known as “proxy access.” Stockholders who intend to submit director nominees for inclusion in our proxy materials for the 2025 annual meeting must comply with the requirements of proxy access as set forth in our bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not less than 120 nor more than 150 days before the anniversary of the date on which the proxy statement was released for the prior year’s annual meeting, or if the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting, or, if later, the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting, whichever occurs first.

66 INGREDION INCORPORATED	2024 PROXY STATEMENT

Questions and Answers About this Proxy Statement and Our 2024 Annual Meeting

Other Proposals for Consideration at the 2025 Annual Meeting

In addition, our bylaws provide that any stockholder wishing to present any other business or nominate directors for election at the annual meeting without including such matters in the Company’s proxy materials must give the Company written notice not less than 90 nor more than 120 days in advance of the date which is the anniversary of the date of the previous year’s annual meeting, or, if the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting, or, if later, the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting, whichever occurs first. That notice must provide certain other information as described in our bylaws.

There are other procedural requirements in our bylaws pertaining to stockholder nominations and proposals. A copy of the bylaws is available online in the “Corporate Governance” section of our investor relations website at https://ir.ingredionincorporated.com/corporate-governance/highlights. Any stockholder may also receive a current copy of our bylaws, without charge, by writing to our Corporate Secretary.

What other notice requirements must I satisfy if I intend to solicit proxies in connection with the 2025 annual meeting in support of director nominees other than the Company’s nominees?

In addition to satisfying the advance notice requirements under our bylaws described in response to the prior question, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in connection with the 2025 annual meeting in support of director nominees other than the Company’s nominees must provide the Company no later than March 17, 2025 with a notice that contains the information specified in Rule 14a-19 under the Exchange Act.

I share an address with another stockholder and received one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

The SEC’s rules permit us to deliver a single set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings with respect to holders who want to receive paper materials.

To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the affected stockholders prior to the mailing date. This procedure saves printing and postage costs by reducing duplicative mailings. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, you should contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Please also keep in mind that this proxy statement and the accompanying 2023 Annual Report to Stockholders will be filed or furnished with the SEC and available for viewing and copying in the “SEC Filings” section of our investor relations website at https://ir.ingredionincorporated.com/financial-information/sec-filings, in addition to being available at the site stated in the notice of availability.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact Broadridge Financial Solutions at the above telephone number or address.

Stockholders who participate in householding and request to receive paper copies of the proxy materials will continue to receive separate proxy cards. Householding will not affect dividend check mailings.

Beneficial stockholders may request information about householding from their banks, brokers, or other holders of record.

INGREDION INCORPORATED	2024 PROXY STATEMENT 67

Other Matters and Other Information

Other Matters

We do not know of any other matters or items of business to be presented or acted upon at the annual meeting. If other proposals are properly presented, each person named in the proxy is authorized to vote on them using such person’s best judgment.

Other Information

Any stockholder who wishes to receive a separate copy of this proxy statement or our 2023 Annual Report to Stockholders can do so by contacting the Corporate Secretary of the Company by telephone at (708) 551-2600 or by mail at the Company’s principal executive office, the address of which is Ingredion Incorporated, 5 Westbrook Corporate Center, Westchester, Illinois 60154. Alternatively, you can access our 2023 Annual Report to Stockholders, which includes our 2023 Annual Report on Form 10-K for the year ended December 31, 2023, and other financial information, on our investor relations website at: https://ir.ingredionincorporated.com/financial-information/annual-reports.

To the extent that this proxy statement is incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Pay Versus Performance Disclosure” under “Executive Compensation,” “Compensation Committee Report,” and “Audit Committee Report,” to the extent permitted by SEC rules, will not be deemed incorporated in such a filing, unless specifically provided otherwise in the filing. In addition, such section will not be deemed to be soliciting material for purposes of the solicitation of proxies in connection with the annual meeting.

All website addresses contained in this proxy statement are intended to be inactive, textual references only. The information on, or accessible through, any website (including the Company’s website) identified in this proxy statement or any accompanying materials is not a part of, and is not incorporated by reference into, this proxy statement.

Please submit your proxy or voting instructions on the Internet or by telephone as soon as possible, or if you received a paper copy of the proxy materials and want to submit your proxy or voting instructions by mail, please complete the accompanying proxy card and mail it in the enclosed, postage-paid envelope as soon as possible. If you have received a voting instruction form from a bank, broker, or other holder of record, please submit your voting instructions by following the directions provided on that form.

By order of the Board of Directors,

Tanya Jaeger de Foras

Senior Vice President, Chief Legal Officer,

Corporate Secretary, and Chief Compliance Officer

April 3, 2024

68 INGREDION INCORPORATED	2024 PROXY STATEMENT

Appendix A

Appendix A: Reconciliation of Non-GAAP Financial Measure

Reconciliation of Diluted EPS to Adjusted Diluted EPS

(Unaudited)

	Year Ended December 31, 2023		Year Ended December 31, 2022
	(in millions)	Diluted EPS	(in millions)	Diluted EPS

Net income attributable to Ingredion	$643	$ 9.60	$492	$ 7.34

Add back:

Acquisition/integration costs (i)	—	—	5	0.08

Restructuring/impairment charges (ii)	8	0.12	3	0.05

Other matters (iii)	1	0.01	15	0.22

Tax item—Mexico (iv)	(15)	(0.22)	(4)	(0.06)

Other tax matters (v)	(6)	(0.09)	(12)	(0.18)

Non-GAAP adjusted net income attributable to Ingredion	$631	$ 9.42	$499	$ 7.45

Amounts shown for net income, EPS and tax matters may not foot or recalculate due to rounding.

Notes

(i)	For 2022, we recorded $5 million of pre-tax acquisition and integration charges primarily related to our investment in the Argentina joint venture.

(ii)

For 2023, we recorded $10 million of pre-tax charges primarily related to an other-than-temporary impairment on our equity method investments. For 2022, we recorded $4 million of remaining pre-tax restructuring-related charges for our Cost Smart programs.

(iii)

For 2023, we recorded pre-tax charges of $5 million primarily related to the impacts of a U.S.-based work stoppage, the effect of which was partially offset by $4 million of insurance recoveries. For 2022, we recorded pre-tax charges of $20 million primarily related to the impacts of a U.S.-based work stoppage.

(iv)

For 2023, we recorded a tax benefit of $15 million. We also recorded a tax benefit of $4 million for 2022. These benefits were a result of the movement of the Mexican peso against the U.S. dollar and its impact on the remeasurement of our Mexico financial statements during the periods.

(v)

This item relates to net prior year tax liabilities and contingencies, impacts from the Pakistan Super Tax, an Internal Revenue Service action allowing the Company to claim certain foreign tax credits against U.S. taxes, and tax results of the above non-GAAP addbacks. These items were offset by interest on previously recognized tax benefits for certain Brazilian local incentives that were previously taxable.

INGREDION INCORPORATED	2024 PROXY STATEMENT A-1

Appendix B

Appendix B: Form of Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Ingredion Incorporated

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF INGREDION INCORPORATED

Ingredion Incorporated, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1. Article TENTH of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

TENTH: No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the personal liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. For purposes of this Article TENTH, “officer” shall have the meaning provided in Section 102(b)(7) of the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time.

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

*  *  *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this    day of    , 2024.

INGREDION INCORPORATED

By:

Name:

Title:

INGREDION INCORPORATED	2024 PROXY STATEMENT B-1

SCAN TO VIEW MATERIALS & VOTE w INGREDION INCORPORATED VOTE BY INTERNET 5 WESTBROOK CORPORATE CENTER WESTCHESTER, IL 60154 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time on May 14, 2024 (until 11:59 p.m. Eastern Daylight Time on May 10, 2024, to instruct the Retirement Savings Plan Trustee). Have your proxy card/voting instruction form in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/INGR2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on May 14, 2024 (until 11:59 p.m. Eastern Daylight Time on May 10, 2024, to instruct the Retirement Savings Plan Trustee). Have your proxy card/voting instruction form in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ingredion Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. (Your voting instructions must be received by 11:59 p.m. Eastern Daylight Time on May 10, 2024, to instruct the Retirement Savings Plan Trustee.) If you vote using the Internet or vote by phone, please do not mail your proxy. THANK YOU FOR VOTING TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V40215-P06736-Z87048 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY INGREDION INCORPORATED THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3, AND 4: 1. To elect 11 nominees nominated by the Company’s Board of Directors to serve as directors, each for a term of one year. For Against Abstain Nominees: 1a. David B. Fischer ! For Against Abstain 1b. Rhonda L. Jordan ! ! ! 3. To ratify the appointment of KPMG LLP as the independent 1c. Gregory B. Kenny ! registered public accounting firm of the Company for the ! fiscal year ending December 31, 2024. 1d. Charles V. Magro ! 4. To approve an amendment to the Company’s Amended and ! Restated Certificate of Incorporation to limit the liability of 1e. Victoria J. Reich ! certain officers. 1f. Catherine A. Suever ! Note: To transact other business, if any, that is properly brought 1g. Stephan B. Tanda ! before the meeting or any adjournment or postponement thereof. The shares represented by this proxy/voting instruction, when 1h. Jorge A. Uribe ! ! ! properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of the nominees for election as 1i. Patricia Verduin ! a director listed in Proposal 1 and FOR Proposals 2, 3, and 4. If any other matters properly come before the meeting, or any 1j. Dwayne A. Wilson ! adjournment or adjournments thereof, each person named in this proxy/voting instruction will vote in his or her or its discretion. 1k. James P. Zallie ! 2. To approve, by advisory vote, the compensation of the ! Company’s named executive officers. Please date and sign as name appears hereon. If shares are held jointly by two or more persons, each stockholder should sign. Executors, administrators, trustees, etc., should indicate so when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2024 Annual Meeting of Stockholders Wednesday, May 15, 2024 9:00 a.m. Central Daylight Time www.virtualshareholdermeeting.com/INGR2024 Your vote is important. Please vote by internet, telephone, or mail as soon as possible to ensure that your vote is recorded promptly. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Our Notice and Proxy Statement and our Annual Report to Stockholders are available at www.proxyvote.com. V40216-P06736-Z87048 Annual Meeting of Stockholders—To Be Held Wednesday, May 15, 2024 THIS PROXY/VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a stockholder of Ingredion Incorporated, acknowledges receipt of the Proxy Statement dated April 3, 2024, and except as described in the next paragraphs, appoints James P. Zallie and Tanya Jaeger de Foras, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf of the undersigned and in the undersigned’s name, to represent the undersigned at the Annual Meeting of Stockholders to be held on Wednesday, May 15, 2024, at 9:00 a.m., Central Daylight Time, and at any adjournment(s) of the meeting, and to vote all shares of common stock which the undersigned would be entitled to vote if the undersigned were personally present, on all matters listed on the reverse side. With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held on behalf of the undersigned in the Ingredion Incorporated Retirement Savings Plans (collectively, the “Plan”), the undersigned directs Fidelity Management Trust Company, as Trustee of the Plan, to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee’s duties. If you wish to vote the Ingredion Incorporated shares allocated to your Plan account, you must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the Internet or telephone. The cut-off date for submitting voting instructions on the Internet or by telephone to the Trustee is 11:59 p.m. Eastern Daylight Time on May 10, 2024, and such instructions by mail must be received by 11:59 p.m. Eastern Daylight Time on May 10, 2024. If you do not return your signed Proxy Card/Voting Instruction Form or provide Internet or telephonic voting instructions on a timely basis for the shares allocated to your Plan account, those shares will not be voted. If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by the signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends. PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE TO VOTE BY THE INTERNET, TELEPHONE OR MAIL. TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued, and to be signed and dated, on the reverse side.)